Exhibit 4.4

SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on August 7, 2019 by and among:

1.	Zhihu Technology Limited, an exempted company incorporated under the Laws of Cayman Islands (the “Company”);

2.	ZHOU Yuan (周源) (the “Founder”);

3.	each Person listed on Schedule I attached hereto (each, a “Co-Founder” and collectively, the “Co-Founders”);

4.	each Person listed on Schedule II-A attached hereto (each, a “Restricted Shareholder” and collectively, the “Restricted Shareholders”);

5.	each Person listed on Schedule II-B attached hereto;

6.	the Person listed on Schedule II-C attached hereto (the “Registered Co-Founder Vehicle Holder”);

7.	Zhihu Technology (HK) Limited, a company incorporated under the Laws of Hong Kong (the “HK Subsidiary”);

8.

Zhizhe Sihai (Beijing) Technology Co., Ltd. (智者四海(北京)技术有限公司), a wholly foreign owned enterprise with limited liability incorporated under the Laws of the PRC as a wholly owned subsidiary of the HK Subsidiary (“Zhizhe Sihai”);

9.

Beijing Zhihu Network Technology Co., Ltd. (北京知乎网技术有限公司), a wholly foreign owned enterprise with limited liability incorporated under the Laws of the PRC as a wholly owned subsidiary of the HK Subsidiary (“Zhihu Network”, together with Zhizhe Sihai, the “WFOEs” and each a “WFOE”);

10.	Zhizhe Information Technology and Service Chengdu Co., Ltd. (知者信息技术服务成都有限公司), a company incorporated under the Laws of the PRC as a wholly owned subsidiary of Zhizhe Sihai (“Chengdu Zhihu”);

11.	Chengdu Zhizhe Wanjuan Technology Co., Ltd. (成都知者万卷科技有限公司), a company incorporated under the Laws of the PRC as a wholly owned subsidiary of Zhizhe Sihai (“Chengdu Zhizhe”);

12.	Beijing Zhihu Technology Co., Ltd. (北京智者天下科技有限公司), a company incorporated under the Laws of the PRC (“Beijing Zhihu”);

13.	Tianjin Zhizhe Wanjuan Culture Co., Ltd. (天津知者万卷文化有限公司), a company incorporated under the Laws of the PRC as a wholly owned subsidiary of Beijing Zhihu (“Tianjin Zhizhe”);

14.	Jingzhun Huinong (Beijing) Network Technology Co., Ltd. (精准惠农(北京)网络科技有限公司), a company incorporated under the Laws of the PRC as a wholly owned subsidiary of Beijing Zhihu (“Jingzhun Huinong”);

15.	Beijing Leimeng Shengtong Culture Development Co., Ltd. (北京雷盟盛通文化发展有限公司), a company incorporated under the Laws of the PRC as a wholly owned subsidiary of Jingzhun Huinong (“Beijing Leimeng”);

16.	Beijing Shishuo Xinyu Technology Co., Ltd. (北京视说新语科技有限公司), a company incorporated under the Laws of the PRC (“Shishuo Xinyu”);

17.	each Person investing in the Series A Preferred Shares and listed on Schedule III hereto (each, a “Series A Investor” and collectively, the “Series A Investors”);

18.	each Person investing in the Series B Preferred Shares and listed on Schedule IV hereto (each, a “Series B Investor” and collectively, the “Series B Investors”);

19.	each Person investing in the Series C Preferred Shares and listed on Schedule V hereto (each, a “Series C Investor” and collectively, the “Series C Investors”);

20.	each Person investing in the Series D Preferred Shares and listed on Schedule VI hereto (each a “Series D Investor”, and collectively, the “Series D Investors”);

21.	each Person investing in the Series D1 Preferred Shares and listed on Schedule VI hereto (each a “Series D1 Investor”, and collectively, the “Series D1 Investors”);

22.	each Person investing in the Series E Preferred Shares and listed on Schedule VII hereto (each a “Series E Investor”, and collectively, the “Series E Investors”); and

23.

each Person investing in the Series F Preferred Shares and listed on Schedule VIII hereto (each a “Series F Investor”, and collectively, the “Series F Investors”, together with the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors, the Series D1 Investors, and the Series E Investors, the “Investors” and each an “Investor”).

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A

The Company owns 100% interest in the HK Subsidiary, and the HK Subsidiary owns 100% equity interest in the WFOEs. Zhizhe Sihai controls each of Beijing Zhihu and Shishuo Xinyu by a Captive Structure (as defined below) respectively.

B

The Series F Investors wish to invest in the Company by subscribing for, and the Company wishes to issue and sell to the Series F Investors, certain Series F Preferred Shares pursuant to the terms and subject to the conditions of the Share Purchase Agreement (as defined below).

C	The Share Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated thereunder.

D	The Parties (other than Shishuo Xinyu and the Series F Investors) have entered into a Fifth Amended and Restated Shareholders Agreement dated July 20, 2018 (the “Existing Shareholders Agreement”).

E

The Parties desire to enter into this Agreement (in substitution of the Existing Shareholders Agreement in its entirety) and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1. Definitions.

1.1 Except as otherwise defined in this Agreement or in the Share Purchase Agreement, the following terms shall have the meanings ascribed to them below:

“Accounting Standards” shall mean, with respect to the Group Companies on a consolidated basis and any Group Company other than the Domestic Companies, the IFRS, and, with respect to the Domestic Companies, the PRC GAAP, applied on a consistent basis.

“Additional Number” shall have the meaning ascribed to it in Section 4.4(b).

“Advantech” shall mean, Advantech Capital II Zhihu Partnership L.P., and/or its assignees.

“Advantech Director” shall have the meaning ascribed to it in Section 7.1.

“Affiliate” shall mean, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (i) any shareholder of the Investor, (ii) any of such shareholder’s or Investor’s general partners or limited partners, (iii) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (iv) trusts Controlled by or for the benefit of any such Person referred to in (i), (ii) or (iii).

“Agreement” shall have the meaning ascribed to it in the preamble.

“Anti-Corruption Laws” shall mean, any applicable anti-bribery or anti-corruption law of any jurisdiction in which a Group Company conducts business, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, as amended, Hong Kong’s Prevention of Bribery Ordinance, the Criminal Law of China, the PRC Anti-Unfair Competition Law, and the Provisional Regulations on Anti-Commercial Bribery.

“Applicable Securities Law” shall mean, (i) with respect to any offering of securities in the U.S., or any other act or omission within that jurisdiction, the securities laws of the U.S., including the Exchange Act and the Securities Act, and any applicable Law of any state of the U.S., and (ii) with respect to any offering of securities in any jurisdiction other than the U.S., or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Assigned Un-exercised Warrant Shares” shall have the meaning ascribed to it in Section 12.3(c).

“Baidu” shall mean, Fresco Mobile Limited.

“Baidu Group” shall have the meaning ascribed to it in Section 15.3.

“Baidu Online” shall mean, 百度在线网络技术（北京）有限公司.

“Baidu ROFR Shareholders” shall mean, Baidu and its permitted assignees to whom Baidu’s rights under Section 5 have been duly assigned in accordance with this Agreement.

“Beijing Leimeng” shall have the meaning ascribed to it in the preamble.

“Beijing Zhihu” shall have the meaning ascribed to it in the preamble.

“Board” or “Board of Directors” shall mean, the board of directors of the Company.

“Business Day” shall mean, any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC, Hong Kong or U.S.

“Captive Structure” shall mean, the structure under which Zhizhe Sihai Controls each of Beijing Zhihu and Shishuo Xinyu through the Control Documents.

“CFC” shall have the meaning ascribed to it in Section 14.2(j).

“Charter Documents” shall mean, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Chengdu Zhihu” shall have the meaning ascribed to it in the preamble.

“Chengdu Zhizhe” shall have the meaning ascribed to it in the preamble.

“Class A Ordinary Shares” shall mean, the Company’s class A ordinary shares, par value US$0.000125 per share.

“Class B Ordinary Shares” shall mean, the Company’s class B ordinary shares, par value US$0.000125 per share.

“Closing” shall have the meaning ascribed to it in the Share Purchase Agreement.

“Code” shall have the meaning ascribed to it in Section 14.2(d).

“Co-Founder(s)” shall have the meaning ascribed to it in the preamble.

“Commission” shall mean, (i) with respect to any offering of securities in the U.S., the Securities and Exchange Commission of the U.S. or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the U.S., the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Company” shall have the meaning ascribed to it in the preamble.

“Company Affiliate” shall have the meaning ascribed to it in Section 10.1(a).

“Consent” shall mean, any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” shall mean, a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” shall mean, with respect to a Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors or similar governing body of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents of Beijing Zhihu” shall mean, the following Contracts collectively: (i) the Exclusive Business Cooperation Agreement (独家业务合作协议) entered into by and between Zhizhe Sihai and Beijing Zhihu on November 8, 2011 (as amended from time to time), (ii) the Exclusive Share Option Agreement (独家购股权协议) entered into by and among Zhizhe Sihai, Beijing Zhihu and the shareholders of Beijing Zhihu on July 23, 2018 (as amended from time to time), (iii) the Shareholders Voting Rights Proxy Agreement (股权表决委托协议) entered into by and among Zhizhe Sihai, Beijing Zhihu and the shareholders of Beijing Zhihu on July 23, 2018 (as amended from time to time), (iv) the Equity Interest Pledge Agreement (股权质押协议) entered into by and among Zhizhe Sihai, Beijing Zhihu and the shareholders of Beijing Zhihu on July 23, 2018 (as amended from time to time), and (v) the Spouse Consent Letter (承诺函) signed by relevant spouse of the Founder, each Co-Founder and LI Dahai on November 30, 2016 (as amended from time to time), and other related Contracts.

“Control Documents of Shishuo Xinyu” shall mean, a set of contracts including (i) the Exclusive Business Cooperation Agreement (独家业务合作协议) entered into by and between Zhizhe Sihai and Shishuo Xinyu on May 28, 2019 (as amended from time to time), (ii) the Exclusive Share Option Agreement (独家购股权协议) entered into by and among Zhizhe Sihai, Shishuo Xinyu and the shareholders of Shishuo Xinyu on May 28, 2019 (as amended from time to time), (iii) the Shareholders Voting Rights Proxy Agreement (股权表决委托协议) entered into by and among Zhizhe Sihai, Shishuo Xinyu and the shareholders of Shishuo Xinyu on May 28, 2019 (as amended from time to time), (iv) the Equity Interest Pledge Agreement (股权质押协议) entered into by and among Zhizhe Sihai, Shishuo Xinyu and the shareholders of Shishuo Xinyu on May 28, 2019 (as amended from time to time), and (v) the Spouse Consent Letter (承诺函) duly signed by relevant spouse of ZHOU Yuan and LI Dahai on May 28, 2019 (as amended from time to time), and other related Contracts.

“Control Documents” shall mean, Control Documents of Beijing Zhihu and Control Documents of Shishuo Xinyu.

“Co-Sale Pro Rata Portion” shall have the meaning ascribed to it in Section 5.2(b).

“Co-Sale Notice” shall have the meaning ascribed to it in Section 5.2(a).

“CSR Shareholder” shall have the meaning ascribed to it in Section 5.2(a).

“CTG” shall have the meaning ascribed to it in the Schedule VI.

“CTG Director” shall have the meaning ascribed to it in Section 7.1.

“Dandelion” shall have the meaning ascribed to it in the Schedule V.

“Deemed Shares” shall have the meaning ascribed to it in Section 12.5(a).

“Deemed Liquidation Event” shall have the meaning ascribed to it in the Memorandum and Articles.

“Deposit” shall have the meaning ascribed to it in the Share Purchase Agreement.

“Deposit Agreement” shall have the meaning ascribed to it in the Share Purchase Agreement.

“Deposit Exchange Rate” shall mean, 6.9225, i.e.: U.S.$1 is translated to RMB6.9225.

“Deposit Provider” shall have the meaning ascribed to it in the Share Purchase Agreement.

“Deposit Receiver” shall have the meaning ascribed to it in the Share Purchase Agreement.

“Designated Warrant Holder” shall have the meaning ascribed to it in the Share Purchase Agreement.

“Director” shall mean, a director serving on the Board.

“Disclosing Party” shall have the meaning ascribed to it in Section 15.21(d).

“Domestic Company” shall mean, each of the WFOEs, Chengdu Zhihu, Chengdu Zhizhe, Beijing Zhihu, Tianjin Zhizhe, Jingzhun Huinong, Beijing Leimeng, Shishuo Xinyu, together with each Subsidiary of any of the foregoing, and “Domestic Companies” refers to all of foregoing companies collectively.

“Drag Holders” shall have the meaning ascribed to it in the Memorandum and Articles.

“Election” shall have the meaning ascribed to it in Section 14.2(b).

“Equity Securities” shall mean, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“ESOP” shall mean, the Company’s 2012 Incentive Compensation Plan covering the grant of up to 35,241,876 Class A Ordinary Shares (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events) to employees, officers, directors, or consultants of a Group Company, as provided to the Series F Investors as of the date of the Share Purchase Agreement or as duly approved by the Board after the Closing in accordance with Section 6.

“Exempt Registrations” shall have the meaning ascribed to it in Section 2.2(d).

“Exercising Shareholder” shall have the meaning ascribed to it in Section 5.1(b)(iii).

“Existing Shareholders Agreement” shall have the meaning ascribed to it in the recitals.

“Financing Terms” shall have the meaning ascribed to it in Section 15.21(a).

“First Participation Period” shall have the meaning ascribed to it in Section 4.4(a).

“First Participation Notice” shall have the meaning ascribed to it in Section 4.4(a).

“Founder” shall have the meaning ascribed to it in the preamble.

“Full-Time Servicers” shall have the meaning ascribed to it in Section 8.2.

“Goldman Sachs” shall mean, Mercer Investments (Singapore) Pte. Ltd., a company incorporated and existing under the Laws of Singapore, together with its Affiliates, successors and permitted assigns.

“Government Official” shall mean, any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Governmental Authority” shall mean, any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Company” shall mean, each of the Company, the HK Subsidiary, the Domestic Companies, together with each Subsidiary of any of the foregoing, and “Group” refers to all of Group Companies collectively.

“HKIAC Rules” shall have the meaning ascribed to it in Section 13.2(a).

“HK Subsidiary” shall have the meaning ascribed to it in the preamble.

“Holder” shall mean, any holder of the Registrable Securities.

“Hong Kong” shall mean, the Hong Kong Special Administrative Region of the PRC.

“Huaxing” shall have the meaning ascribed to it in the Schedule VI.

“IFRS” shall mean, International Financial Reporting Standards.

“Individual” shall mean, any party hereto who is a natural person and not a corporate entity.

“Initiating Holders” shall have the meaning ascribed to it in Section 2.1(a).

“Intellectual Property” shall mean, any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“Issue Price” shall have the meaning ascribed to it in the Memorandum and Articles.

“IPO” shall mean, the closing of the first firm commitment underwritten public offering of the Class A Ordinary Shares (or securities representing such Class A Ordinary Shares).

“IRS” shall have the meaning ascribed to it in Section 14.2(b).

“Investor(s)” shall have the meaning ascribed to it in the preamble.

“IW” shall have the meaning ascribed to it in the Schedule II-B.

“IWDF” shall have the meaning ascribed to it in the Schedule III.

“IWDF Director” shall have the meaning ascribed to it in Section 7.1.

“Jingzhun Huinong” shall have the meaning ascribed to it in the preamble.

“Key Persons” shall mean, ZHOU Yuan (周源), BAI Jie (白洁) with PRC ID No. of ******************, and LI Dahai (李大海) with PRC ID No. of ******************.

“Kwai” or “Kuaishou” shall mean Cosmic Blue Investments Limited 廣海投資有限公司.

“Kwai Director” shall have the meaning ascribed to it in Section 7.1.

“Kwai Preemptive Notice” shall have the meaning ascribed to it in Section 4.4(c).

“Kwai Preemptive Rights Holders” shall have the meaning ascribed to it in Section 4.4(c).

“Kwai Participation Period” shall have the meaning ascribed to it in Section 4.4(c).

“Kwai ROFR Notice” shall have the meaning ascribed to it in Section 5.1(c).

“Kwai ROFR Period” shall have the meaning ascribed to it in Section 5.1(c).

“Kwai ROFR Shareholders” shall have the meaning ascribed to it in Section 5.1(c).

“Kwai Trade Sale Option Period” shall have the meaning ascribed to it in Section 5.7(b).

“Law” or “Laws” shall mean, any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended.

“Lighthouse” shall have the meaning ascribed to it in the Schedule VII.

“Liquidation Amount” shall have the meaning ascribed to it in Section 12.6(a).

“Liquidation Event” shall have the meaning ascribed to it in Section 12.6(a).

“Majority Preferred A Holders” shall mean, the holders representing more than fifty percent (50%) of the voting power of the outstanding Series A Preferred Shares.

“Majority Preferred B Holders” shall mean, the holders representing more than fifty percent (50%) of the voting power of the outstanding Series B Preferred Shares.

“Majority Preferred C Holders” shall mean, the holders representing more than fifty percent (50%) of the voting power of the outstanding Series C Preferred Shares.

“Majority Preferred D Holders” shall mean, the holders representing more than fifty percent (50%) of the voting power of the outstanding Series D Preferred Shares.

“Majority Preferred E Holders” shall mean, the holders representing more than seventy percent (70%) of the voting power of the outstanding Series E Preferred Shares.

“Majority Preferred F Holders” shall mean, the holders representing more than seventy-five percent (75%) of the voting power of the outstanding Series F-1 Preferred Shares and Series F-2 Preferred Shares (voting as a single class).

“MCL” shall have the meaning ascribed to it in the Schedule II-B.

“Members” shall have the meaning ascribed to it in the Memorandum and Articles.

“Memorandum and Articles” shall mean, the seventh amended and restated memorandum of association and the seventh amended and restated articles of association of the Company to be adopted in accordance with applicable Law on or before the Closing.

“Money Laundering Laws” shall mean, all applicable anti-money laundering laws of all jurisdictions in which a Group Company conducts its business, the rules and regulations thereunder, including all anti-money laundering laws of the PRC, Hong Kong, the U.S., the Cayman Islands, and the United Kingdom.

“New Securities” shall have the meaning ascribed to it in Section 4.3.

“New Shares” shall have the meaning ascribed to it in Section 6.2(c).

“Non-Disclosing Parties” shall have the meaning ascribed to it in Section 15.21(d).

“Non-Restricted Shareholder” shall have the meaning ascribed to it in Section 5.5(e).

“Observer” shall have the meaning ascribed to it in Section 7.3.

“Offered Shares” shall have the meaning ascribed to it in Section 5.1(a).

“Offered Shares to Restricted Person of Kwai” shall have the meaning ascribed to it in Section 5.5(e)(i).

“Offered Shares to Tencent Restricted Person” shall have the meaning ascribed to it in Section 5.5(f)(i).

“Onshore Deposit Refunding” shall have the meaning ascribed to it in Section 12.5(b).

“Option Period” shall have the meaning ascribed to it in Section 5.1(b)(i).

“Ordinary Shares” shall mean, collectively the Class A Ordinary Shares and the Class B Ordinary Shares.

“Oversubscription Participants” shall have the meaning ascribed to it in Section 4.4(b).

“Party(ies)” shall have the meaning ascribed to it in the preamble.

“Permitted Transferees” shall have the meaning ascribed to it in Section 5.4.

“Person” shall mean, any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” shall have the meaning ascribed to it in Section 14.2(d).

“Preemptive Rights” shall have the meaning ascribed to it in Section 4.1.

“Preferred Directors” shall mean, Qiming Director, SAIF Director, Tencent Director, CTG Director, Advantech Director and Kwai Director.

“Preferred Holders” shall mean, a holder of any Series A Preferred Shares and/or Series B Preferred Shares and/or Series C Preferred Shares and/or Series D Preferred Shares and/or Series D1 Preferred Shares and/or Series E Preferred Shares and/or Series F Preferred Shares.

“Preferred Majority Directors” shall mean more than half of the Preferred Directors.

“Preferred Majority Holders” shall mean, the holders representing more than fifty percent (50%) of the voting power of the outstanding Preferred Shares, calculated on an as-converted basis.

“Preferred Supermajority Holders” shall mean, the holders representing more than two thirds (2/3) of the voting power of the outstanding Preferred Shares, calculated on an as-converted basis.

“Preferred Shares” shall mean, the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D1 Preferred Shares, Series E Preferred Shares and Series F Preferred Shares.

“Principal Business” shall have the meaning ascribed to it in the Share Purchase Agreement.

“Pro Rata Portion” shall have the meaning ascribed to it in Section 12.5(b).

“Pro Rata Share”, (i) with respect to a Rights Holder, shall have the meaning ascribed to it in Section 4.2, (ii) with respect to a ROFR Shareholder, shall have the meaning ascribed to it in Section 5.1(b)(ii).

“PRC” shall mean, the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“PRC GAAP” shall mean, the Corporate Accounting Standards (2014) (企业会计准则(2014)) as promulgated by the Ministry of Finance of the PRC and as amended and in effect from time to time.

“Qiming” shall have the meaning ascribed to it in the Schedule V.

“Qiming Annex Fund” shall have the meaning ascribed to it in the Schedule V.

“Qiming Director” shall have the meaning ascribed to it in Section 7.1.

“QMMD” shall have the meaning ascribed to it in the Schedule III.

“QMVP” shall have the meaning ascribed to it in the Schedule III.

“Qualified IPO” shall mean, the closing of an IPO registered under the Applicable Securities Law on the NYSE, Nasdaq, HKEx, or another stock exchange reasonably acceptable to the Preferred Majority Holders, with the Company’s market capitalization being at least US$4 billion.

“Re-allotment Period” shall have the meaning ascribed to it in Section 5.1(b)(iii).

“Redemption Amount” shall have the meaning ascribed to it in Section 12.5(a).

“Redemption Event” shall have the meaning ascribed to it in the Memorandum and Articles.

“Redemption Price Payment Date” shall have the meaning ascribed to it in the Memorandum and Articles.

“Registered Co-Founder Vehicle Holder” shall have the meaning ascribed to it in the preamble.

“Registrable Securities” shall mean, (i) the Class A Ordinary Shares issued or issuable upon conversion of the Preferred Shares, and (ii) any Class A Ordinary Shares issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the Shares referenced in (i) herein. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” shall mean, a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” shall mean, a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the U.S.

“Restricted Person of Tencent” shall mean, any Person listed on Schedule IX-A hereof, any Affiliate of such Person listed on Schedule IX-A hereof, and any Person in which such Person listed on Schedule IX-A and/or their respective Affiliates directly or indirectly, own, individually or collectively, at least forty percent (40%) voting interest, equity interest or beneficial interest at any time, whether by ownership or control of voting securities, by contract or otherwise.

“Restricted Person of the Company” or “Restricted Person of Baidu” shall mean, any Person described on Schedule IX-B hereof, any Affiliate of such Person described on Schedule IX-B hereof, and any Person in which such Person described on Schedule IX-B and/or their respective Affiliates directly or indirectly, own or control, individually or collectively, at least forty percent (40%) interest or voting power at any time, whether by ownership or control of voting securities, by contract or otherwise.

“Restricted Person of Kwai”, shall mean, any Person listed on Schedule IX-C hereof, any Affiliate of such Person listed on Schedule IX-C hereof, and any Person in which such Person listed on Schedule IX-C and/or their respective Affiliates directly or indirectly, own, individually or collectively, at least forty percent (40%) voting interest, equity interest or beneficial interest at any time, whether by ownership or control of voting securities, by contract or otherwise.

“Restricted Person of Kwai Transfer Notice” shall have the meaning ascribed to it in Section 5.5(e)(i).

“Restricted Shareholder(s)” shall have the meaning ascribed to it in the preamble.

“Rights Holder” shall have the meaning ascribed to it in Section 4.1.

“ROFR Shareholder(s)” shall have the meaning ascribed to it in Section 5.1(b)(i).

“SAIF” shall have the meaning ascribed to it in the Schedule IV.

“SAIF Director” shall have the meaning ascribed to it in Section 7.1.

“Sanctions” shall mean, all economic or financial sanctions Laws, measures or embargoes administered or enforced by the United States (including the United States Department of the Treasury or the United States Department of State), the European Union, the United Nations, the Cayman Islands, PRC, the United Kingdom or any other relevant sanctions of any Governmental Authority.

“Second Notice” shall have the meaning ascribed to it in Section 5.1(b)(iii).

“Second Participation Notice” shall have the meaning ascribed to it in Section 4.4(b).

“Second Participation Period” shall have the meaning ascribed to it in Section 4.4(b).

“Second Trade Sale Option Period” shall have the meaning ascribed to it in Section 5.7(c).

“Securities Act” shall mean, the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Series A Investor(s)” shall have the meaning ascribed to it in the preamble.

“Series A Preferred Shares” shall mean, the Company’s series A redeemable convertible preferred shares, par value US$0.000125 per share.

“Series B Investor(s)” shall have the meaning ascribed to it in the preamble.

“Series B Preferred Shares” shall mean, the Company’s series B redeemable convertible preferred shares, par value US$0.000125 per share.

“Series C Investor(s)” shall have the meaning ascribed to it in the preamble.

“Series C Preferred Shares” shall mean, the Company’s series C redeemable convertible preferred shares, par value US$0.000125 per share.

“Series D Investor(s)” shall have the meaning ascribed to it in the preamble.

“Series D Preferred Shares” shall mean, the Company’s series D redeemable convertible preferred shares, par value US$0.000125 per share.

“Series D1 Investor(s)” shall have the meaning ascribed to it in the preamble.

“Series D1 Preferred Shares” shall mean, the Company’s series D1 redeemable convertible preferred shares, par value US$0.000125 per share.

“Series E Investor(s)” shall have the meaning ascribed to it in the preamble.

“Series E Preferred Shares” shall mean, the Company’s series E redeemable convertible preferred shares, par value US$0.000125 per share.

“Series F Investor(s)” shall have the meaning ascribed to it in the preamble.

“Series F Issue Price” shall have the meaning ascribed to it in the Memorandum and Articles.

“Series F-1 Preferred Shares” shall mean, the Company’s series F-1 redeemable convertible preferred shares, par value US$0.000125 per share.

“Series F-2 Preferred Shares” shall mean, the Company’s series F-2 redeemable convertible preferred shares, par value US$0.000125 per share.

“Series F Preferred Shares” shall mean, the Series F-1 Preferred Shares and/or the Series F-2 Preferred Shares.

“Series Approvals Requirement” shall have the meaning ascribed to it in Section 6.2.

“Share Purchase Agreement” shall mean, the Series F Preferred Share Purchase Agreement, dated August 5, 2019, entered into by and among the Company, Kwai, Baidu, CTG Evergreen Investment XX Limited, Image Frame Investment (HK) Limited and certain other parties.

“Share Count Formula” shall mean X = (A – B – C):

Where:

“X” means the total number of the Series F-1 Preferred Shares, or other Shares, as applicable, that one (1) Series F-2 Preferred Share shall be deemed to represent.

“A” means the total number of the Warrant Shares (as reduced by the number of the Un-exercised Warrant Shares, if any, as forfeited by the Company in accordance with section 2.3(iv) of the Share Purchase Agreement) issuable upon full exercise of the Warrant, which number shall initially be 11,985,440 as of the Closing.

“B” means the number of the Warrant Shares, issued upon exercise of the Warrant (in whole or in part) by Baidu or its Affiliate, which number shall initially be zero (0) as of the Closing.

“C” means the number of the Warrant Shares issuable upon exercise of such portion of the Warrant (in whole or in part) that has been assigned to or transferred to any Warrant Holder who is not an Affiliate of Baidu, which number shall initially be zero (0) as of the Closing.

“Shareholder” shall mean, a holder of any Share.

“Shares” shall mean, the Ordinary Shares and the Preferred Shares.

“Shishuo Xinyu” shall have the meaning as set forth in the preamble.

“Sogou” shall have the meaning ascribed to it in the Schedule V.

“Special Drag Holders” shall have the meaning ascribed to it in the Memorandum and Articles.

“Special Resolution” shall have the meaning ascribed to it in the Memorandum and Articles.

“Statute” shall have the meaning ascribed to it in the Memorandum and Articles.

“Strategic Investor” shall mean, Tencent, Sogou, Kwai, Baidu or any of their respective Affiliates, and, subject to written agreement by all of the Preferred Directors, any existing or prospective shareholder of the Company who provides or will provide non-monetary resources, support, knowledge and value to the Company.

“Subject Rights” shall mean, the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any applicable class or series of shares of the Company.

“Subsidiary” shall mean, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Sunshine Insurance” shall have the meaning ascribed to it in the Schedule VII.

“Tax” shall have the meaning ascribed to it in the Share Purchase Agreement.

“Tencent” shall have the meaning ascribed to it in the Schedule VI.

“Tencent Director” shall have the meaning ascribed to it in Section 7.1.

“Tencent Group” shall have the meaning ascribed to it in Section 15.3.

“Tencent Participation Period” shall have the meaning ascribed to it in Section 4.4(d).

“Tencent Preemptive Notice” shall have the meaning ascribed to it in Section 4.4(d).

“Tencent Preemptive Rights Holders” shall have the meaning ascribed to it in Section 4.4(d).

“Tencent Restricted Person Transfer Notice” shall have the meaning ascribed to it in Section 5.5(f)(i).

“Tencent ROFR Notice” shall have the meaning ascribed to it in Section 5.1(d)5.1(c).

“Tencent ROFR Period” shall have the meaning ascribed to it in Section 5.1(d)5.1(c).

“Tencent ROFR Shareholders” shall have the meaning ascribed to it in Section 5.1(d)5.1(c).

“Tianjin Zhizhe” shall have the meaning ascribed to it in the preamble.

“头条/Toutiao”, shall mean, 北京字节跳动科技有限公司, any Affiliate of such person, and any Person in which 北京字节跳动科技有限公司and/or its respective Affiliates directly or indirectly, own or control, individually or collectively, at least forty percent (40%) interest or voting power at any time, whether by ownership or control of voting securities, by contract or otherwise. For the avoidance of doubt, “头条” (also referred to as “今日头条”, “Bytedance”, “字节跳动” or “TouTiao” in this Agreement (including all the schedules and exhibits hereto) shall be deemed as references to the following Persons:

(a)

Persons as commonly known in the industry as “今日头条”, “头条”, “Bytedance”, “字节跳动” or “TouTiao”, including without limitation Persons owning or operating the tradenames or brands of “今日头条”, “头条”, “Bytedance”, “字节跳动”, or “TouTiao”;

(b)	Persons established, formed or survived as a result of any consolidation, merger, spin off or other reorganization transaction of any of the Persons described in sub-clause (a) above; and

(c)	Persons succeeding to, by acquisition or otherwise, all or substantially all of the assets of any of the Persons described in sub-clause (a) or (b) above.

Notwithstanding anything to the contrary contained herein, as used in the definition of “Restricted Person of Tencent”, “Restricted Person of Company”, “Restricted Person of Kwai” or “Restricted Person of Baidu”, with respect to “头条/Toutiao”, the term “Affiliate” shall mean, with respect to any Person (the “Subject Person”):

(i)	any Person that directly or indirectly Controls the Subject Person;

(ii)	any Person that is directly or indirectly Controlled by the Subject Person;

(iii)	any Person that is under direct or indirect common Control with the Subject Person by the same third party;

(iv)	the actual controller and directors, supervisors and senior management (or Persons holding similar positions) of, any Person described in sub-clause (i) to (iii) above;

For the purposes of the definition of “Affiliate” as used in the definition of “头条/Toutiao”, upon satisfaction of all the following conditions, a director of any Person described in sub-clause (i) to (iii) above shall not be considered as an Affiliate of the Subject Person:

(x)

such director is nominated by a Person as commonly understood in the market as an investor of such Person, rather than by the founder or any other Person substantially participating in the operation of such Person;

(y)

such director holds no position in such Person other than the position of director, and does not participate in the decision-making process or operation of such Person in any manner other than through his/her participation in the decision-making process of relevant matters of such Person on the board of directors of such Person; and

(z)	such director is not acting in the interests of such Person when he/she specifically takes any of the actions subject to the restrictions provided hereunder;

and

(v)	other Persons that are directly or indirectly Controlled by or under the significant influence of, any Person described in sub-clause (iv) above.

If any Person described in sub-clause (i) to (v) above is an individual, then the Affiliates of the Subject Person shall also include the following Persons:

(i)

the immediate family members of such individual (which, for the avoidance of doubt, shall include spouse(s), parents, parents of spouse(s), children, spouses of children, grandparents, maternal grandparents, grandchildren, maternal grandchildren, spouses of grandchildren and spouses of maternal grandchildren) and/or collateral relatives within three generations of such individual (which, for the avoidance of doubt, shall include parents of spouses of children, siblings, spouses of siblings, children of siblings, siblings of parents, cousins, as well as spouses of the aforementioned individuals);

(ii)	siblings of such individual’s spouse; and

(iii)	other Persons that are directly or indirectly Controlled by or under the significant influence of, any individual described in sub-clause (i) or (ii) above.

For the purposes of the definition of “Affiliate” as used in the definition of “头条/Toutiao”, (a) “Control” by a Person (the “first-mentioned Person”) over another Person (the “second-mentioned Person”) shall conclusively be presumed to exist upon possession, directly or indirectly through any other Person, by the first-mentioned Person of more than fifty percent (50%) of the voting power of the second-mentioned Person; and (b) under any of the following circumstances, “Control” by a Person (the “first-mentioned Person”) over another Person (the “second-mentioned Person”) shall also conclusively be presumed to exist even if the first-mentioned Person possesses fifty percent (50%) or less, or even none, of the voting power of the second-mentioned Person; and (c) the terms “Controlled” and “Controlling” have meanings correlative to the foregoing:

(x)	the first-mentioned Person has a right over more than fifty percent (50%) of the voting power of the second-mentioned Person;

(y)	the first-mentioned Person has the right to control the financial affairs and operations of the second-mentioned Person;

(z)	the first-mentioned Person has the right to control the appointment and removal of a majority of the members of the board of directors or similar governing body of the second-mentioned Person;

(aa)

the first-mentioned Person has the right to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the board of directors or similar governing body of the second-mentioned Person; or

(bb)

the first-mentioned Person has the right to direct or cause the direction of, the decisions of the management of the second-mentioned Person, or the management of the second-mentioned Person shall act in accordance with the decisions or directions of the first-mentioned Person.

“Trade Sale” shall mean, any of the following events: (i) any consolidation, reorganization, amalgamation or merger of the Company, with or into any Person, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of the Equity Securities of the Company, in which the Shareholders of the Company immediately before such transaction own less than fifty percent (50%) of the voting power of the surviving company immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile); (ii) change of Control of the Company; (iii) a share purchase, share exchange or tender offer in which at least a majority, by voting power, of the Shares of the Company are transferred to another Person; (iv) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of transactions, by any Group Company of all or substantially all of the assets and/or Intellectual Property of such Group Company, the effect of which is the disposition of all or substantially all of the Group Companies’ assets and/or Intellectual Property taken as a whole. For the purposes of this Agreement, the term “Person” shall include without limitation any existing Shareholder and/or its Affiliates.

“Trade Sale Assets” shall have the meaning ascribed to it in Section 5.7(a).

“Trade Sale Parties” shall have the meaning ascribed to it in Section 5.7(a).

“Trade Sale Notice” shall have the meaning ascribed to it in Section 5.7(a).

“Transaction Documents” shall mean, this Agreement, the Share Purchase Agreement, the Warrant, the Deposit Agreement, the Memorandum and Articles, the share purchase agreement executed by relevant Investor (other than Share Purchase Agreement), the indemnification agreement executed by relevant Director, the management rights letter issued to relevant Investor and the Control Documents.

“Transfer” shall have the meaning ascribed to it in Section 5.10.

“Transferor” shall have the meaning ascribed to it in Section 5.1(a).

“Transfer Notice” shall have the meaning ascribed to it in Section 5.1(a).

“Un-exercised Warrant Shares” shall mean the Warrant Shares that have not been issued.

“United States person” includes any citizen or resident of the U.S., any partnership or corporation created or organized in the United States or under the law of the United States or of any U.S. State, any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, or (ii) one or more United States persons have authority to control all substantial decisions of the trust, and an estate other than an estate the income of which from sources outside the U.S. which is not subject to U.S. federal income tax.

“U.S.” shall mean, the United States of America.

“U.S. Investor” shall mean, (A) Goldman Sachs, (B) any Investor that is a United States person, and (C) any Investor that is an entity treated as a foreign entity for U.S. federal income tax purposes, one or more of the owners of which are United States persons.

“Warrant” shall have the meaning ascribed to it in the Share Purchase Agreement.

“Warrant Aggregate Exercise Price” shall have the meaning ascribed to it in the Share Purchase Agreement.

“Warrant Holder” shall have the same meaning with the Designated Warrant Holder.

“Warrant Shares” shall have the meaning ascribed to it in the Share Purchase Agreement.

“WFOE(s)” shall have the meaning ascribed to it in the preamble.

“Wholly Owned Group Company” shall mean, each of the following: (i) a Subsidiary of the Company in which the Company owns, directly or indirectly, 100% ownership interests, (ii) Beijing Zhihu and Shishuo Xinyu, and (iii) a Subsidiary of Beijing Zhihu and/or Shishuo Xinyu in which Beijing Zhihu and/or Shishuo Xinyu owns, directly or indirectly, 100% ownership interests.

“Zhihu BVI” shall have the meaning ascribed to it in the Schedule II-A.

“Zhihu Network” shall have the meaning ascribed to it in the preamble.

“Zhizhe Sihai” shall have the meaning ascribed to it in the preamble.

1.2 All references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise.

1.3 Article 2 (“Interpretation”) of the seventh amended and restated articles of association of the Company to be adopted in accordance with applicable Law on or before the Closing shall be incorporated by reference into this Agreement on a mutatis mutandis basis, and shall apply to this Agreement mutatis mutandis as if fully set forth herein.

1.4 Notwithstanding any other provisions of this Agreement, and for purposes of this Agreement:

(a) any references to Shares, Preferred Shares and Series F Preferred Shares in this Agreement shall be deemed to include (i) the Shares deemed to be represented by one (1) Series F-2 Preferred Share, as determined pursuant to the Share Count Formula, and (ii) the Shares issuable upon the full exercise of the Warrant held by the Warrant Holders who are not Affiliates of Baidu, in each case, as if such Shares are issued and outstanding as fully paid, and the number of Shares, Preferred Shares and Series F Preferred Shares shall be calculated accordingly. When calculating the number of Shares, Preferred Shares and Series F Preferred Shares held by Baidu, the calculation shall be made by taking into account the Shares that one (1) Series F-2 Preferred Share held by it is deemed to represent, as determined pursuant to the Share Count Formula, as if such Shares are issued and outstanding as fully paid;

(b) the voting power and other rights, preferences or privileges of or attached to one (1) Series F-2 Preferred Share shall be the voting power and such other rights, preferences or privileges of or attached to the Shares deemed to be represented by such Series F-2 Preferred Share (as determined pursuant to the Share Count Formula), as if such Shares are issued and outstanding as fully paid. For the avoidance of doubt, the holder of one (1) Series F-2 Preferred Share shall have such number of votes, for the Series F-2 Preferred Share held by it, as equal to the number of Class A Ordinary Shares that the Shares deemed to be represented by one (1) Series F-2 Preferred Share, as determined pursuant to the Share Count Formula, are convertible into, as if such Shares are issued and outstanding as fully paid; and

(c) when calculating the number of applicable Shares or percentage of applicable Shares in the issued share capital of the Company on an as-converted basis or on an as-converted and fully-diluted basis (or other expressions with equivalent meanings), (i) the calculation shall be made on the basis that the number of the Class A Ordinary Shares that one (1) Series F-2 Preferred Share is convertible into shall be that number that the Shares deemed to be represented by such Series F-2 Preferred Share, as determined pursuant to the Share Count Formula, are convertible into, as if such Shares are issued and outstanding as fully paid, and (ii) the calculation shall also take into account the number of the Class A Ordinary Shares that the Series F-1 Preferred Shares are convertible into, assuming the full exercise of the Warrant held by the Warrant Holders that are not Affiliates of Baidu.

2. Registration Right.

2.1 Demand Registration.

(a) Registration Other Than on Form F-3 or Form S-3. Subject to the terms hereof, at any time after the earlier of (i) five (5) years from the Closing and (ii) six (6) months following an IPO, the holders representing at least ten percent (10%) of the Registrable Securities (the “Initiating Holders”) may request in writing that the Company effect a Registration of the Registrable Securities. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to effect no more than three (3) Registrations pursuant to this Section 2.1(a) that have been declared and ordered effective; provided that if the sale of all of the Registrable Securities sought to be included pursuant to this Section 2.1(a) is not consummated, such Registration shall not be deemed to constitute one (1) of the Registration rights granted pursuant to this Section 2.1(a).

(b) Registration on Form F-3 or Form S-3. Subject to the terms hereof, if the Company qualifies for registration on Form F-3 or Form S-3 (or any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the U.S.), the Initiating Holders may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any successor form to Form F-3 or Form S-3, or any comparable form for Registration in a jurisdiction other than the U.S.). Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. Registrations effected pursuant to this Section 2.1(b) shall not be counted as requests for Registration effected pursuant to Section 2.1(a). There shall be no limit on the number of times the Holders may request registration of the Registrable Securities under this Section 2.1(b).

(c) Right of Deferral.

(i) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2.1:

1) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1(a) or Section 2.1(b), the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of the Class A Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 2.2 (other than an Exempt Registration); or

2) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to the Class A Ordinary Shares other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 2.2;

(ii) If, after receiving a request from Holders pursuant to Section 2.1(a) or Section 2.1(b) hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other Equity Securities of the Company during such ninety (90)-day period (except for Exempt Registrations).

(d) Underwritten Offerings. If, in connection with a request to Register Registrable Securities under Section 2.1(a) or Section 2.1(b), the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1(a) and Section 2.1(b). In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their Equity Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the Preferred Majority Holders. Notwithstanding any other provision hereof, if the managing underwriter advises the Company that marketing factors require a limitation of the number of the Registrable Securities to be underwritten in a Registration pursuant to Section 2.1(a) or Section 2.1(b), the underwriters may exclude certain number of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of Shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of the Registrable Securities requested by such Holders to be included, provided that the right of the underwriter(s) to exclude Shares (including the Registrable Securities) from the Registration and underwriting as described above shall be restricted so that the number of the Registrable Securities included in any such Registration is not reduced below twenty-five percent (25%) of the aggregate number of the Registrable Securities for which inclusion has been requested. If the Preferred Majority Holders disapprove the terms of any underwriting, the Holder may also elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. The expenses of such withdrawn registration shall be borne by the Company.

2.2 Piggyback Registrations.

(a) Registration of the Company’s Equity Securities. Subject to the terms hereof, if the Company proposes to Register for its own account any of its Equity Securities, in connection with the public offering of such Equity Securities, the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 2.2 (a) prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 2.2 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise the Holders seeking Registration of the Registrable Securities pursuant to this Section 2.2 in writing that market factors require a limitation of the number of the Registrable Securities to be underwritten, the underwriters may exclude certain number of the Registrable Securities requested to be Registered, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of the Registrable Securities requested by such Holders to be included, provided that the right of the underwriter(s) to exclude shares (including the Registrable Securities) from the Registration and underwriting as described above shall be restricted so that the number of the Registrable Securities included in any such Registration is not reduced below twenty-five percent (25%) of the aggregate number of the Registrable Securities for which inclusion has been requested. If the Preferred Majority Holders disapprove the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration. The expenses of such withdrawn registration shall be borne by the Company.

(d) Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 2.2 in connection with a Registration by the Company (i) relating solely to the sale of the Equity Securities to participants in a Company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or any of its successor, or comparable provision under the Laws of another jurisdiction, as applicable) (collectively, the “Exempt Registrations”).

(e) Not Demand Registration. Registration pursuant to this Section 2.2 shall not be deemed to be a demand registration as described in Section 2.1 above. There shall be no limit on the number of times the Holders may request registration of the Registrable Securities under this Section 2.2.

2.3 Registration Procedures and Expenses.

(a) Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective and keep the Registration Statement effective until the distribution thereunder has been completed;

prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Applicable Securities Laws with respect to the disposition of all the Equity Securities covered by the Registration Statement;

furnish to the Holders copies of a prospectus, including a preliminary prospectus, required by the Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

use its reasonable best efforts to Register and qualify the Equity Securities covered by the Registration Statement under the Applicable Securities Laws, as reasonably requested by the Majority Preferred A Holders, the Majority Preferred B Holders, the Majority Preferred C Holders, the Majority Preferred D Holders, the Majority Preferred E Holders or the Majority Preferred F Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

promptly notify each Holder of the Registrable Securities covered by the Registration Statement when a prospectus relating thereto is required to be delivered under the Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Equity Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

furnish, at the request of any Holder requesting Registration of the Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (x) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (y) comfort letters dated as of the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s Equity Securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s Equity Securities will be traded.

(b) Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

(c) Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of the Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of the Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including without limitation, all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and other reasonable fees and disbursement, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1(a) or Section 2.1(b) of this Agreement if the Registration request is subsequently withdrawn at the request of the Preferred Majority Holders (in which case all participating Holders shall bear such expenses pro rata based upon the number of the Registrable Securities that were to be thereby Registered in the withdrawn Registration), provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the conditions, business or prospects of the Company from those already known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

2.4 Registration-Related Indemnification.

(a) Indemnification by Company. In the event any Registrable Securities are included in a Registration Statement under this Section 2, to the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter for such Holder and each Person, if any, who Controls such Holder or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under any Applicable Securities Laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations:

(i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of any Applicable Securities Laws in connection with the offering covered by such Registration Statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.4 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or any partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b) Survival. The obligations of the Company and Holders under this Section 2.4 shall survive the completion of any offering of the Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

2.5 No Registration Rights to Third Parties. Without the prior written consents of the Preferred Majority Holders, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind relating to any Equity Securities of the Company which are senior to, or on a parity with, those granted to the Holders of the Registrable Securities.

2.6 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the U.S.), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under the Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

2.7 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall prevail.

2.8 Termination of Registration Rights. The registration rights set forth in this Section 2 may be transferred and shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of the Qualified IPO, (ii) or, with respect to any Holder, the date on which such Holder, in the opinion of counsel to the Company, may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

3. Information and Inspection Rights.

3.1 Information Rights. The Group Companies covenant and agree that, commencing on the date of this Agreement, each of the Group Companies shall deliver to each Investor:

(a) within sixty (60) days after the end of each fiscal year of the Company, an unaudited consolidated balance sheet, income statement and statement of cash flows for the Group Companies for such fiscal year, prepared in accordance with the Accounting Standards and certified by CFO and/or CEO of the Company;

(b) within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet, income statement and statement of cash flows for the Group Companies for such fiscal year, prepared in accordance with the Accounting Standards and audited by a Big Four accounting firm or an accredited accounting firm designated by the Preferred Supermajority Holders, together with a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget;

(c) within thirty (30) days after the end of each fiscal quarter, an unaudited consolidated balance sheet, income statement and statement of cash flows for such quarter for each Group Company as of the end of such quarter, prepared in accordance with the Accounting Standards and certified by CFO and/or CEO of the Company;

(d) within thirty (30) days after the end of each fiscal month, an unaudited consolidated balance sheet, income statement and statement of cash flows for such month for each Group Company as of the end of such month, prepared in accordance with the Accounting Standards and certified by CFO and/or CEO of the Company;

(e) an annual consolidated budget and business plan of the Group Companies as approved by the Board of Directors of the Company at least ten (10) days prior to the beginning of each fiscal year;

(f) a quarterly consolidated budget of the Group Companies including capital expenditure plan as approved by the Board of Directors of the Company at least five (5) days prior to the beginning of each fiscal quarter;

(g) as soon as practicable, any other information reasonably requested by such Investor; and

(h) copies of all documents and/or other information sent to any shareholder of any Group Company.

3.2 Inspection Rights. The Group Companies covenant and agree that each Investor and its or his designated Person shall have the right, at its or his own expense, to reasonably inspect facilities, properties, documents, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company, and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers.

3.3 Termination. The information and inspection rights under this Section 3 shall terminate upon consummation of the Qualified IPO.

4. Preemptive Rights.

4.1 General. The Company hereby grants to each of the Investors and their respective permitted assignees to whom their respective rights under this Section 4 have been duly assigned in accordance with this Agreement (each, a “Rights Holder”) the right of first refusal to purchase such Rights Holder’s Pro Rata Share and any oversubscription, as provided below, of all or any part of any New Securities that the Company may from time to time issue after the date hereof (the “Preemptive Rights”). Subject to applicable Laws, each Rights Holder shall be entitled to apportion its Pro Rata Share to be purchased among its Affiliates, provided that such Rights Holder notifies the Company in writing.

4.2 Pro Rata Share. A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of the Ordinary Shares (including the Preferred Shares on an as-converted basis, assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities, but excluding the Shares issuable but not yet issued under the Warrant) held by such Rights Holder, to (b) the total number of the Ordinary Shares (including the Preferred Shares on an as-converted basis, assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities, but excluding the Shares issuable but not yet issued under the Warrant) of the Company then outstanding immediately prior to the issuance of the New Securities giving rise to the Preemptive Rights. For purposes of calculating the number of the Ordinary Shares held by Baidu under this Section 4, the number of the Ordinary Shares that the Shares deemed to be represented by one (1) Series F-2 Preferred Share held by it, as determined pursuant to the Share Count Formula, are convertible into, shall be counted into that number, as if such Shares are issued and outstanding as fully paid.

4.3 New Securities. For purposes hereof, the “New Securities” shall mean, any Equity Securities of the Company issued after the Closing, EXCEPT FOR:

(a) up to 35,241,876 Class A Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) to be reserved for the ESOP;

(b) any Class A Ordinary Shares issued or issuable upon the conversion of the Preferred Shares;

(c) the Series F-1 Preferred Shares or other Equity Securities of the Company issued or issuable upon exercise of the Warrant; if elected by Baidu, the Series F-2 Preferred Share to be re-issued to its designated Affiliate upon any partial exercise of the Warrant, as contemplated by the Share Purchase Agreement;

(d) any Equity Securities of the Company issued to the Shareholders in connection with any share split, share dividend, reclassification or other similar event, which does not change the relative shareholding percentages of the Shareholders and is duly approved in accordance with Section 6;

(e) any Equity Securities of the Company issued pursuant to the Qualified IPO; or

(f) any Equity Securities of the Company issued pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization, in any case, as duly approved in accordance with Section 6.

4.4 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of the New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue the New Securities (the “First Participation Notice”), describing the amount and type of the New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have twenty (20) Business Days from the date of receipt of such First Participation Notice (the “First Participation Period”) to agree in writing to purchase in cash up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so respond in writing within the First Participation Period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of the New Securities.

(b) Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to fully exercise its Preemptive Rights in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other participating Rights Holders who exercised their Preemptive Rights and elected to purchase its Pro Rata Share to the fullest extent (the “Oversubscription Participants”) in accordance with subsection (a) above. Each Oversubscription Participant shall have ten (10) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase in cash more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within five (5) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of the Ordinary Shares (including the Preferred Shares on an as-converted basis, but excluding the Shares issuable but not yet issued under the Warrant) held by such Oversubscription Participant and the denominator of which is the total number of the Ordinary Shares (including the Preferred Shares on an as-converted basis, but excluding the Shares issuable but not yet issued under the Warrant) held by all the Oversubscription Participants.

(c) Kwai’s Preemptive Rights on Issuance to any Restricted Person of Kwai. Notwithstanding anything to the contrary contained in Sections 4.4(a) and (b), if the Company proposes to undertake an issuance of any remaining New Securities (in a single transaction or a series of related transactions) to any Restricted Person of Kwai following the First Participation Period (if any Rights Holder elects not to purchase its entire Pro Rata Share of the New Securities) or the Second Participation Period, as applicable, the Company shall promptly give notice to Kwai (the “Kwai Preemptive Notice”), and Kwai and its permitted assignees to whom their respective rights under this Section 4 have been duly assigned in accordance with this Agreement (the “Kwai Preemptive Rights Holders”) shall have the Preemptive Rights to purchase in cash, at the sole election of Kwai, all or any part of such remaining New Securities as offered under the Kwai Preemptive Notice. Kwai Preemptive Rights Holders shall have twenty (20) Business Days (the “Kwai Participation Period”) from the date of receipt of such Kwai Preemptive Notice to agree in writing to purchase all or any part of such remaining New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of remaining New Securities to be purchased. If Kwai Preemptive Rights Holders fail to or decline to exercise their Preemptive Rights to purchase all of such remaining New Securities, the Company shall undergo the procedures in accordance with Section 4.5. For the avoidance of doubt, the Preemptive Rights of Kwai Preemptive Rights Holders under this Section 4.4(c) shall not be prejudiced or otherwise limited in any way by, and shall apply regardless of, whether Kwai Preemptive Rights Holders exercised their Preemptive Rights under Section 4.4(a) and Section 4.4(b).

(d) Tencent’s Preemptive Rights on Issuance to any Tencent Restricted Person. Notwithstanding anything to the contrary contained in Sections 4.4(a) and (b), if the Company proposes to undertake an issuance of any remaining New Securities (in a single transaction or a series of related transactions) to any Restricted Person of Tencent following the First Participation Period (if any Rights Holder elects not to purchase its entire Pro Rata Share of the New Securities), the Second Participation Period or the Kwai Participation Period, as applicable, the Company shall promptly give notice to Tencent (the “Tencent Preemptive Notice”), and Tencent and its permitted assignees to whom their respective rights under this Section 4 have been duly assigned in accordance with this Agreement (the “Tencent Preemptive Rights Holders”) shall have the Preemptive Rights to purchase in cash, at the sole election of Tencent, all or any part of such remaining New Securities as offered under the Tencent Preemptive Notice. Tencent Preemptive Rights Holders shall have twenty (20) Business Days (the “Tencent Participation Period”) from the date of receipt of such Tencent Preemptive Notice to agree in writing to purchase all or any part of such remaining New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of remaining New Securities to be purchased. If Tencent Preemptive Rights Holders fail to or decline to exercise their Preemptive Rights to purchase all of such remaining New Securities, the Company shall undergo the procedures in accordance with Section 4.5. For the avoidance of doubt, the Preemptive Rights of Tencent Preemptive Rights Holders under this Section 4.4(c) shall not be prejudiced or otherwise limited in any way by, and shall apply regardless of, whether Tencent Preemptive Rights Holders exercised their Preemptive Rights under Section 4.4(a) and Section 4.4(b). For the avoidance of doubt, if the prospective subscriber of the New Securities is both a Restricted Person of Tencent and a Restricted Person of Kwai, the Tencent Preemptive Rights Holders and the Kwai Preemptive Rights Holders shall exercise their respective Preemptive Rights pursuant to their pro rata share of the remaining New Securities. For the purpose of this subsection (d), “pro rata share” of the remaining New Securities shall be equal to (i) the total number of such remaining New Securities, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of the Ordinary Shares held by either the Tencent Preemptive Rights Holders or the Kwai Preemptive Rights Holders on as-converted basis and the denominator of which shall be the total number of the Ordinary Shares held by both the Tencent Preemptive Rights Holders and the Kwai Preemptive Rights Holders on as-converted basis. Each of the Tencent Preemptive Rights Holders and the Kwai Preemptive Rights Holders is entitled to subscribe up to all of such remaining New Securities if either the Tencent Preemptive Rights Holders or the Kwai Preemptive Rights Holders fail to or decline to exercise such Preemptive Rights.

4.5 Failure to Exercise. Upon the expiration of the First Participation Period, the Second Participation Period, the Kwai Participation Period and/or the Tencent Participation Period, as applicable, the Company shall have sixty (60) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such sixty (60)-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 4.

4.6 New Shareholders on Issuance of Equity Securities. Each Party shall covenant in good faith to cause its Affiliate, if such Affiliate will be the future holders of any new Shares or other share capital of the Company to be issued by the Company, prior to the completion of any such issuance, or if such Affiliate will be the future holders of any new Equity Security to be issued by the Company which are convertible into or exchangeable or exercisable for any Shares or other share capital of the Company, prior to the completion of any conversion, exchange or exercise thereof, join this Agreement to become a party hereto and be bound by the obligations applicable to it under this Agreement.

4.7 Termination. The Preemptive Rights under this Section 4 shall terminate upon consummation of the Qualified IPO.

5. Rights of First Refusal and Co-sale and Prohibited Transfers.

5.1 Rights of First Refusal on Transfer by a Restricted Shareholder.

(a) Transfer Notice. Subject to Section 5.5, if any of the Restricted Shareholders (a “Transferor”) proposes to Transfer any Equity Securities of the Company or any interest therein to one or more Persons, then the Transferor shall give the Company and each of the Investors written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities of the Company or any interest therein to be transferred (the “Offered Shares”), (ii) the identity and address of the prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(b) Option of the ROFR Shareholders.

(i) The Investors and their respective permitted assignees to whom their respective rights under this Section 5 have been duly assigned in accordance with this Agreement (individually, a “ROFR Shareholder”, and collectively, the “ROFR Shareholders”) shall have an option for a period of twenty (20) Business Days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase, in cash, all or a portion of its respective Pro Rata Share of the Offered Shares, at the same price and subject to the same terms and conditions as described in the Transfer Notice, exercisable by written notice to the Transferor and the Company before expiration of the Option Period.

(ii) A ROFR Shareholder’s “Pro Rata Share” of such Offered Shares in this subsection shall be equal to (i) the total number of such Offered Shares, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of the Ordinary Shares (including the Preferred Shares on an as-converted basis, but excluding the Shares issuable but not yet issued under the Warrant) held by such ROFR Shareholder on the date of the Transfer Notice and the denominator of which shall be the total number of the Ordinary Shares (including the Preferred Shares on an as-converted basis, but excluding the Shares issuable but not yet issued under the Warrant) held by all ROFR Shareholders on such date. For purposes of calculating the number of the Ordinary Shares held by Baidu under this Section 5.1, the number of the Ordinary Shares that the Shares deemed to be represented by one (1) Series F-2 Preferred Share held by it, as determined pursuant to the Share Count Formula, are convertible into, shall be counted into that number, as if such Shares are issued and outstanding as fully paid.

(iii) If any ROFR Shareholder fails to exercise its right to purchase its full Pro Rata Share of such Offered Shares, the Transferor shall deliver written notice thereof (the “Second Notice”), within ten (10) Business Days after the expiration of the Option Period, to each ROFR Shareholder that elected to purchase its entire Pro Rata Share of the Offered Shares (an “Exercising Shareholder”). The Exercising Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase in cash such unpurchased Offered Shares by notifying the Transferor and the Company in writing within ten (10) Business Days after receipt of the Second Notice (the “Re-allotment Period”); provided, however, that if the Exercising Shareholders desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then each Exercising Shareholder will be cut back by the Transferor and the Company with respect to its re-allotment to such number of unpurchased Offered Shares equal to the lesser of (x) the number of unpurchased Offered Shares such Exercising Shareholder elects to purchase and (y) the number of unpurchased Offered Shares allocated to the extent necessary among the Exercising Shareholders in accordance with their relative Pro Rata Shares.

(iv) Subject to applicable Laws, each ROFR Shareholder shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such ROFR Shareholder notifies the Company and the Transferor in writing.

(c) Kwai’s Right of First Refusal on Transfer by a Transferor to any Restricted Person of Kwai. Notwithstanding anything to the contrary contained in Sections 5.1(a) and (b) and subject to Section 5.5, if a Transferor proposes, directly or indirectly, through one or a series of transactions, to Transfer any remaining Offered Shares to any Restricted Person of Kwai following the Option Period (if any ROFR Shareholder elected not to purchase its entire Pro Rata Share of the Offered Shares) or the Re-allotment Period, as applicable, the Transferor shall, promptly give Kwai and the Company written notice (the “Kwai ROFR Notice”) of the Transferor’s intention to make the Transfer. Kwai and its permitted assignees to whom Kwai’s rights under this Section 5 have been duly assigned in accordance with this Agreement (the “Kwai ROFR Shareholders”) shall have an option for a period of twenty (20) Business Days (the “Kwai ROFR Period”) following receipt of the Kwai ROFR Notice to elect to purchase, in cash, at the sole discretion of Kwai, all or any part of the remaining Offered Shares, at the same price and subject to the same terms and conditions as described in the Transfer Notice, exercisable by written notice to the Transferor and the Company before expiration of the Kwai ROFR Period and stating therein the quantity of the remaining Offered Shares to be purchased. If Kwai ROFR Shareholders fail to exercise the right to purchase all of remaining Offered Shares, the Transferor can undergo the procedures in accordance with the Section 5.2. For the avoidance of doubt, the right to purchase the remaining Offered Shares of Kwai ROFR Shareholders under this Section 5.1(c) shall not be prejudiced or otherwise limited in any way by, and shall apply regardless of, whether Kwai ROFR Shareholders exercised their rights to purchase shares under Section 5.1(b).

(d) Tencent’s Right of First Refusal on Transfer by a Transferor to any Tencent Restricted Person. Notwithstanding anything to the contrary contained in Sections 5.1(a) and (b) and subject to Section 5.5, if a Transferor proposes, directly or indirectly, through one or a series of transactions, to Transfer any remaining Offered Shares to any Restricted Person of Tencent following the Option Period (if any ROFR Shareholder elected not to purchase its entire Pro Rata Share of the Offered Shares), the Re-allotment Period or Kwai ROFR Period (if the prospective transferee of the Transfer of any remaining Offered Shares is both a Restricted Person of Kwai and a Restricted Person of Tencent), as applicable, the Transferor shall, promptly give Tencent and the Company written notice (the “Tencent ROFR Notice”) of the Transferor’s intention to make the Transfer. Tencent and its permitted assignees to whom Tencent’s rights under this Section 5 have been duly assigned in accordance with this Agreement (the “Tencent ROFR Shareholders”) shall have an option for a period of twenty (20) Business Days (the “Tencent ROFR Period”) following receipt of the Tencent ROFR Notice to elect to purchase, in cash, at the sole discretion of Tencent, all or any part of the remaining Offered Shares, at the same price and subject to the same terms and conditions as described in the Transfer Notice, exercisable by written notice to the Transferor and the Company before expiration of the Tencent ROFR Period and stating therein the quantity of the remaining Offered Shares to be purchased. If Tencent ROFR Shareholders fail to exercise the right to purchase all of remaining Offered Shares, the Transferor can undergo the procedures in accordance with the Section 5.2. For the avoidance of doubt, the right to purchase the remaining Offered Shares of Tencent ROFR Shareholders under this Section 5.1(d) shall not be prejudiced or otherwise limited in any way by, and shall apply regardless of, whether Tencent ROFR Shareholders exercised their rights to purchase shares under Section 5.1(b). For the avoidance of doubt, if the prospective transferee of the Offered Shares is both a Restricted Person of Tencent and a Restricted Person of Kwai, the Tencent ROFR Shareholders and the Kwai ROFR Shareholders shall exercise their respective Right of First Refusal pursuant to their pro rata share of the remaining Offered Shares. For the purpose of this subsection (d), “pro rata share” of the remaining Offered Shares shall be equal to (i) the total number of such remaining Offered Shares, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of the Ordinary Shares held by either the Tencent ROFR Shareholders or the Kwai ROFR Shareholders on as-converted basis and the denominator of which shall be the total number of the Ordinary Shares held by both Tencent ROFR Shareholders and the Kwai ROFR Shareholders on as-converted basis. Each of the Tencent ROFR Shareholders and the Kwai ROFR Shareholders is entitled to purchase up to all of such remaining Offered Shares if either the Tencent ROFR Shareholders or the Kwai ROFR Shareholders fail to or decline to exercise such right of first refusal.

(e) Procedure. If any ROFR Shareholder, Tencent ROFR Shareholder and/or Kwai ROFR Shareholder gives the Transferor notice that it desires to purchase Offered Shares, and, as the case may be, any re-allotment, then payment for the Offered Shares to be purchased shall be made by check (if agreeable to the Transferor), or by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased, at a place and at the time of the scheduled closing therefor as agreed by the Transferor and such ROFR Shareholder, Tencent ROFR Shareholder and/or Kwai ROFR Shareholder but if they cannot agree, then at the principal executive offices of the Company on the thirtieth (30th) day after the expiration of the Option Period, the Re-allotment Period, the Tencent ROFR Period or Kwai ROFR Period (as applicable), unless the Transfer Notice contemplated a later closing date with the prospective transferee. The Company will update its register of members upon the consummation of any such Transfer.

(f) Valuation of Property. Should the consideration specified in the Transfer Notice, the Tencent ROFR Notice or the Kwai ROFR Notice (as the case may be) be payable in whole or in part in property other than cash or evidences of indebtedness, the cash equivalent value of the non-cash consideration will be determined by the Board (with the consents of the Preferred Majority Directors) and shall be specified in the Transfer Notice, which determination shall be binding upon the Company, the ROFR Shareholders (including the Tencent ROFR Shareholders with respect to the proposed Transfer of the Equity Securities to any Restricted Person of Tencent and the Kwai ROFR Shareholders with respect to the proposed Transfer of the Equity Securities to any Restricted Person of Kwai) and the Transferor, absent manifest fraud or error.

5.2 Right of Co-Sale on Transfer by a Restricted Shareholder.

(a) To the extent the ROFR Shareholders, the Tencent ROFR Shareholders or the Kwai ROFR Shareholders, if applicable, do not exercise their respective rights of first refusal as to all of the Offered Shares proposed to be sold by the Transferor to the prospective transferee identified in the Transfer Notice, the Transferor shall give notice thereof to each ROFR Shareholder not exercising any right of first refusal pursuant to Section 5.1 (the “Co-Sale Notice”) (specifying in such Co-Sale Notice the number of remaining Offered Shares as well as the number of the Shares that such ROFR Shareholder may participate with), and each such ROFR Shareholder shall have the right to participate in such sale, to the prospective transferee identified in the Transfer Notice, of the remaining Offered Shares not purchased pursuant to Section 5.1, on the same terms and conditions as specified in the Transfer Notice (but in no event less favorable to the Transferor) by notifying the Transferor in writing within twenty (20) Business Days following the date of the Co-Sale Notice (each such electing ROFR Shareholder, a “CSR Shareholder”). Such CSR Shareholder’s notice to the Transferor shall indicate the number of the Equity Securities the CSR Shareholder wishes to sell under its right to participate. To the extent one or more ROFR Shareholders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Transferor may sell in the Transfer to the prospective transferee identified in the Transfer Notice shall be correspondingly reduced.

(b) The total number of the Equity Securities that each CSR Shareholder may elect to sell (the “Co-Sale Pro Rata Portion”) shall be equal to the product of (i) the aggregate number of the Offered Shares being transferred to the prospective transferee identified in the Co-Sale Notice, multiplied by (ii) a fraction, the numerator of which is the number of the Ordinary Shares (including the Preferred Shares on an as-converted basis, but excluding the Shares issuable but not yet issued under the Warrant) owned by such CSR Shareholder on the date of the Co-Sale Notice and the denominator of which is the total number of the Ordinary Shares (including the Preferred Shares on an as-converted basis, but excluding the Shares issuable but not yet issued under the Warrant) owned by the Transferor and all CSR Shareholders. For purposes of calculating the number of the Ordinary Shares held by Baidu under this Section 5.2, the number of the Ordinary Shares that the Shares deemed to be represented by one (1) Series F-2 Preferred Share held by it, as determined pursuant to the Share Count Formula, are convertible into, shall be counted into that number, as if such Shares are issued and outstanding as fully paid.

(c) Each CSR Shareholder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser, before the applicable closing, an executed instrument of transfer and one or more certificates, which represent the type and number of the Equity Securities which such CSR Shareholder elects to sell.

(d) The share certificate or certificates that a CSR Shareholder delivers to the Transferor pursuant to Section 5.2(c) shall be transferred to the prospective purchaser and the register of members of the Company updated in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such CSR Shareholder that portion of the sale proceeds to which such CSR Shareholder is entitled by reason of its participation in such sale. The Company will update its register of members upon the consummation of any such Transfer.

(e) To the extent that any prospective purchaser prohibits the participation by a CSR Shareholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a CSR Shareholder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such CSR Shareholder such shares or other securities that such CSR Shareholder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

5.3 Non-Exercise of Rights on Transfer by a Restricted Shareholder.

(a) If the ROFR Shareholders do not elect to purchase all of the Offered Shares in accordance with Section 5.1, then, subject to the right of the CSR Shareholders to exercise their rights to participate in the sale of the Offered Shares within the time periods specified in Section 5.2, the Transferor shall have a period of sixty (60) days from the expiration of the Option Period, the Re-allotment Period, the Kwai ROFR Period or the Tencent ROFR Period, as applicable, in which to sell the remaining Offered Shares to the prospective transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, so long as (i) any such sale is effected in accordance with all applicable Laws, and (ii) the prospective transferee shall have, prior to the completion of any such sale, agreed in writing to join this Agreement and assume the obligations of the Transferor under this Agreement, with respect to the transferred Offered Shares.

(b) In the event the Transferor does not consummate the sale of such Offered Shares to the prospective transferee identified in the Transfer Notice within the above-mentioned sixty (60)-day period, the rights of the ROFR Shareholders under Sections 5.1 and 5.2 shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(c) The exercise or non-exercise of the rights of the ROFR Shareholders under this Section 5 to purchase the Equity Securities from a Transferor or participate in the sale of the Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of the Equity Securities or subsequently participate in sales of the Equity Securities by the Transferor hereunder.

5.4 Limitations to Rights of First Refusal and Co-Sale on Transfer by a Restricted Shareholder. Subject to the requirements of applicable Laws, the right of first refusal and right of co-sale under Sections 5.1 and 5.2 shall not apply to Transfer of any Equity Securities of the Company now or hereafter held by any Restricted Shareholder to (a) any Subsidiary wholly owned by such Restricted Shareholder, or to (b) a trustee, executor, or other fiduciary for the benefit of such Restricted Shareholder and/or their Affiliate(s) for bona fide estate planning purposes (collectively, the “Permitted Transferees”), provided, that in each case, (i) such Transfer is effected in compliance with all applicable Laws and the Restricted Shareholder continues holding the sole voting and dispositive power with respect to the share Transferred, (ii) respecting any Transfer pursuant to clause (b) above, such Restricted Shareholder has provided the Investors and the Company reasonable evidence of the bona fide estate planning purposes for such Transfer and reasonable evidence of the satisfaction of all applicable filings or registrations, and (iii) each such Permitted Transferee, prior to the completion of the Transfer, shall have executed a document in form and substance reasonably satisfactory to the Preferred Majority Holders assuming the obligations of such Restricted Shareholder under this Agreement and other applicable agreements, with respect to the transferred Equity Securities; provided further, that the Transferor shall remain liable for any breach by such Permitted Transferee of any provision under this Agreement and any other applicable agreement.

5.5 Prohibited Transfers.

(a) Except for the Transfers by the Transferor to the Permitted Transferees as provided in Section 5.4 above, the Key Persons, the Restricted Shareholders and MCL shall not, and shall cause the management of the Company who holds any Share of the Company and the Permitted Transferees not to, without the prior written consents of the Majority Preferred A Holders, the Majority Preferred B Holders, the Majority Preferred C Holders, the Majority Preferred D Holders, the Majority Preferred E Holders and the Majority Preferred F Holders, Transfer any Equity Securities now or hereafter held by him/her or it to any Person prior to consummation of the Qualified IPO.

(b) Any attempt by any Transferor to Transfer any Equity Securities in violation of this Section 5 shall be void and the Company hereby agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such Equity Securities without the written consents of the Majority Preferred A Holders, the Majority Preferred B Holders, the Majority Preferred C Holders, the Majority Preferred D Holders, the Majority Preferred E Holders and the Majority Preferred F Holders.

(c) For avoidance of any doubt, subject to Sections 5.5(e) and 5.5(f) below, any Transfer of the Preferred Shares (or the Class A Ordinary Shares that have been converted from such Preferred Shares) by the Investors and the Transfer of the Class A Ordinary Shares by IW or YANG Dong (羊东) shall not be subject to any restrictions or limitations, including but not limited to any right of first refusal, co-sale rights, or other contractual conditions or restrictions, provided that, without the prior written consent of ZHOU Yuan (周源), the transferee of the foregoing Transfer shall not be the Restricted Person of the Company. Each Non-Restricted Shareholder (as defined below) shall cause its transferee(s) of Shares to, prior to the completion of any such transfer, agree in writing to join this Agreement and assume the obligations of such Non-Restricted Shareholder under this Agreement with respect to the transferred Shares or Equity Securities of the Company.

(d) With respect to any Transfer pursuant to Section 5.5(c) above, the Company and each Shareholder shall (and shall procure the Directors appointed by them to) promptly and unconditionally approve the Transfer of Shares by the Investors (if and only if the consent or approval is required by applicable Laws for such share transfer) for so long as such Transfer is not in violation of applicable Laws and this Agreement and promptly effect such share transfer. Notwithstanding anything to the contrary in this Agreement, each Investor may freely Transfer any Preferred Shares (or the Class A Ordinary Shares that have been converted from such Preferred Shares) to any Affiliate. All rights, privileges, power and interests of any Investor under the Transaction Documents could, at the sole discretion of such Investor, be assigned or transferred to such transferee(s) of such Investor upon the consummation of transfer by such Investor of the Shares, and such transferee(s) of such Investor shall be entitled to such rights, privileges, power and interests as if such transferee(s) were a signing party to this Agreement and any other Transaction Document.

(e) Kwai’s Right of First Refusal on Transfer by a Non-Restricted Shareholder to any Restricted Person of Kwai.

(i) Any Transfer of the Equity Securities of the Company by any Shareholder other than the Restricted Shareholders (a “Non-Restricted Shareholder”) to any Restricted Person of Kwai shall be subject to the rights of first refusal of Kwai, in which case such Non-Restricted Shareholder shall promptly give Kwai and the Company written notice (the “Restricted Person of Kwai Transfer Notice”), which shall include, without limitation (i) a description of the Equity Securities of the Company to be transferred (the “Offered Shares to Restricted Person of Kwai”), (ii) the identity and address of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.

(ii) The Kwai ROFR Shareholders shall have an option for a period of twenty (20) Business Days following receipt of the Restricted Person of Kwai Transfer Notice to elect to purchase, in cash, at the sole discretion of Kwai, all or any part of the Offered Shares to Restricted Person of Kwai, at the same price and subject to the same terms and conditions as described in the Restricted Person of Kwai Transfer Notice, exercisable by written notice to such Non-Restricted Shareholder and the Company before expiration of the above-mentioned twenty (20) Business Days period.

(iii) Any remaining Offered Shares to Restricted Person of Kwai not purchased by Kwai ROFR Shareholders may be Transferred by such Non-Restricted Shareholder within sixty (60) days from expiration of the above-mentioned twenty (20) Business Days period to such Restricted Person of Kwai identified in the Restricted Person of Kwai Transfer Notice at the price and upon the terms and conditions (including the purchase price) not more favorable to the purchaser than those as specified in the Restricted Person of Kwai Transfer Notice.

(iv) For the avoidance of doubt, any Transfer of the Offered Shares to Restricted Person of Kwai by any Non-Restricted Shareholder is not subject to any right of first refusal or similar right of any other Shareholder other than Kwai ROFR Shareholders. Sections 5.3(b) and 5.3(c) shall also apply, mutatis mutandis, to any such Transfer.

(f) Tencent’s Right of First Refusal on Transfer by a Non-Restricted Shareholder to any Tencent Restricted Person.

(i) Any Transfer of the Equity Securities of the Company by a Non-Restricted Shareholder to any Restricted Person of Tencent shall be subject to the rights of first refusal of Tencent, in which case such Non-Restricted Shareholder shall promptly give Tencent and the Company written notice (the “Tencent Restricted Person Transfer Notice”), which shall include, without limitation (i) a description of the Equity Securities of the Company to be transferred (the “Offered Shares to Tencent Restricted Person”), (ii) the identity and address of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.

(ii) The Tencent ROFR Shareholders shall have an option for a period of twenty (20) Business Days following receipt of the Tencent Restricted Person Transfer Notice to elect to purchase, in cash, at the sole discretion of Tencent, all or any part of the Offered Shares to Tencent Restricted Person, at the same price and subject to the same terms and conditions as described in the Tencent Restricted Person Transfer Notice, exercisable by written notice to such Non-Restricted Shareholder and the Company before expiration of the above-mentioned twenty (20) Business Days period.

(iii) Any remaining Offered Shares to Tencent Restricted Person not purchased by Tencent ROFR Shareholders may be Transferred by such Non-Restricted Shareholder within sixty (60) days from expiration of the above-mentioned twenty (20) Business Days period to such Restricted Person of Tencent identified in the Tencent Restricted Person Transfer Notice at the price and upon the terms and conditions (including the purchase price) not more favorable to the purchaser than those as specified in the Tencent Restricted Person Transfer Notice.

(iv) For the avoidance of doubt, any Transfer of the Offered Shares to Tencent Restricted Person by any Non-Restricted Shareholder is not subject to any right of first refusal or similar right of any other Shareholder other than Tencent ROFR Shareholders. Sections 5.3(b) and 5.3(c) shall also apply, mutatis mutandis, to any such Transfer.

(v) For the avoidance of doubt, if the prospective transferee of the Transfer of the Equity Securities of the Company by a Non-Restricted Shareholder is both a Restricted Person of Tencent and a Restricted Person of Kwai, the Tencent ROFR Shareholders and the Kwai ROFR Shareholders shall exercise their respective rights of first refusal pursuant to their pro rata share of the remaining Offered Shares. For the purpose of this subsection (v), “pro rata share” of the remaining Offered Shares shall be equal to (i) the total number of such remaining Offered Shares, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of the Ordinary Shares held by either the Tencent ROFR Shareholders or the Kwai ROFR Shareholders on as-converted basis and the denominator of which shall be the total number of the Ordinary Shares held by both Tencent ROFR Shareholders and the Kwai ROFR Shareholders on as-converted basis. Each of the Tencent ROFR Shareholders and the Kwai ROFR Shareholders is entitled to purchase up to all of such remaining Offered Shares if either the Tencent ROFR Shareholders or the Kwai ROFR Shareholders fail to or decline to exercise such right of first refusal.

5.6 Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein, without the prior written approvals of the Majority Preferred A Holders, the Majority Preferred B Holders, the Majority Preferred C Holders, the Majority Preferred D Holders, the Majority Preferred E Holders and the Majority Preferred F Holders:

(a) Each of the Founder, the Co-Founders, the Registered Co-Founder Vehicle Holder and the Key Persons shall not, and shall not cause or permit any other Person to Transfer, directly or indirectly, any Equity Securities now or hereafter held or controlled by him/her in any Group Company to any Person. Any Transfer in violation of this Section 5 shall be void and each of the Restricted Shareholders and the Group Companies shall not and each of the Founder and the Co-Founders shall procure that each of the Restricted Shareholders and the Group Companies shall not and will not effect such Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

(b) Each of the Restricted Shareholders and the Group Companies shall not, and each of the Key Persons shall procure that each of the Group Companies shall not issue to any Person any Equity Securities of any of the Group Companies. Each of the Founder, the Co-Founders, the Registered Co-Founder Vehicle Holder and the Key Persons shall procure that each of the Restricted Shareholders shall not issue to any Person any Equity Securities of any of the Restricted Shareholders. The Registered Co-Founder Vehicle Holder shall procure that Besixdouze Limited shall not issue to any Person any Equity Securities of Besixdouze Limited.

(c) Each of the Founder, the Co-Founders, the Registered Co-Founder Vehicle Holder and the Key Persons acknowledges and agrees that restrictions set forth in this Section 5 shall apply to any Transfer of any Equity Securities of the Restricted Shareholders.

5.7 Right of First Refusal on Trade Sale. If a Trade Sale is proposed to be made by any Group Company, any Shareholder or any other Person to any Person (which shall include, without limitation, any Shareholder and/or its Affiliates), and has been duly approved, if required, in accordance with Section 6.2 or other provisions of this Agreement or in accordance with section 6.1 or 6.2 of Exhibit A to the Memorandum and Articles, if applicable, the following provisions shall apply:

(a) The Company (on behalf of the Group Companies), the Drag Holders, the Special Drag Holders, any selling Shareholders and any other Persons (if applicable) (the “Trade Sale Parties”) shall promptly give Kwai, Baidu and Tencent written notice of their intention to make the Trade Sale (the “Trade Sale Notice”), which shall include (i) a description of the Equity Securities (or any interest therein), assets, businesses, or Intellectual Properties to be transferred in connection with such Trade Sale (the “Trade Sale Assets”), (ii) the identity and address of the prospective transferee, and (iii) the consideration and the material terms and conditions upon which the proposed Trade Sale is to be made. The Trade Sale Notice shall certify that the Trade Sale Parties have received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Trade Sale is obtainable on the terms set forth in the Trade Sale Notice. The Trade Sale Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Trade Sale.

(b) Kwai shall have the right of first refusal, within a twenty (20) Business Days period following receipt of the Trade Sale Notice (the “Kwai Trade Sale Option Period”), exercisable by delivering written notice to the Trade Sale Parties, to elect to purchase, in cash, at the sole discretion of Kwai, all (but not less than all) of the Trade Sale Assets, at the same price and subject to the same terms and conditions of such Trade Sale as described in the Trade Sale Notice, provided that the Trade Sale Parties may restructure such Trade Sale, as and if reasonably requested by Kwai, as a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise.

(c) If Kwai does not elect to purchase all of the Trade Sale Assets during the Kwai Trade Sale Option Period, each of Baidu and Tencent shall have the right of first refusal, within a twenty (20) Business Days period following expiration of the Kwai Trade Sale Option Period (the “Second Trade Sale Option Period”), exercisable by delivering written notice to the Trade Sale Parties, to elect to purchase, in cash, at the sole discretion of Baidu or Tencent, all (but not less than all) of the Trade Sale Assets, at the same price and subject to the same terms and conditions of such Trade Sale as described in the Trade Sale Notice, provided that the Trade Sale Parties may restructure such Trade Sale, as and if reasonably requested by Baidu or Tencent, as a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise. If both Baidu and Tencent elect to purchase all (but not less than all) of the Trade Sale Assets, Baidu and Tencent shall exercise their respective rights pursuant to their pro rata share of the Trade Sale Assets. For purposes of this Section 5.7(c), the “pro rata share” with respect to Baidu or Tencent shall mean a fraction, the numerator of which is the number of Ordinary Shares held by Baidu or Tencent, as applicable, and/or its Affiliate, on an as converted basis, and the denominator of which is the total number of Ordinary Shares held by Baidu, Tencent and/or their respective Affiliates on an as-converted basis.

(d) Subject to the Company’s right of first refusal to repurchase the Equity Securities held by the Special Drag Holders under section 6.2 of Exhibit A to Memorandum and Articles, all (but not less than all) of the Trade Sale Assets not elected to be purchased by Kwai, Baidu and Tencent may be transferred by the Trade Sale Parties within sixty (60) days from expiration of the Second Trade Sale Option Period to the proposed transferee identified in, and at the price and upon the terms and conditions (including but not limited to the purchase price) not more favorable to the proposed transferee than those as specified in, the Trade Sale Notice, so long as any such Trade Sale is effected in accordance with all applicable Laws. For the avoidance of doubt, the Company’s right of first refusal as described above under section 6.2 of Exhibit A to Memorandum and Articles shall be secondary to the right of first refusal of Kwai, Baidu and Tencent under this Section 5.7, and shall only apply if Kwai, Baidu and Tencent do not elect to purchase the Trade Sale Assets in accordance with this Section 5.7.

(e) Subject to applicable Laws, each of Kwai, Baidu and Tencent shall be entitled to apportion the Trade Sale Assets to be purchased among its Affiliates, provided that each of Kwai, Baidu and Tencent shall notify the Trade Sale Parties in writing.

(f) Sections 5.3(b) and 5.3(c) shall also apply, mutatis mutandis, to any such proposed Trade Sale.

(g) Any such proposed Trade Sale shall not be subject to any right of first refusal, pre-emptive right or other contractual restrictions of the Company, any Shareholder or any other Person, other than those expressly provided in this Section 5.7 and any such right or restrictions, if any, shall be deemed as having been unconditionally and irrevocably waived hereby.

5.8 Restrictions on Trade Sale to any Restricted Person of Kwai. Notwithstanding anything to the contrary contained herein or in the Memorandum and Articles, if the proposed transferee of a Trade Sale is a Restricted Person of Kwai, then no such Trade Sale may be proceeded with, and no Trade Sale Assets may be transferred, directly or indirectly, through one or a series of transactions, by any Group Company, any Shareholder or any other Person, to such Restricted Person of Kwai, without Kwai’s prior written consent. For the avoidance of doubt, the right of Kwai under this Section 5.8 shall not be prejudiced or otherwise limited in any way by, and shall apply regardless of, whether Kwai ROFR Shareholders exercised their right of first refusal under Section 5.7.

Without prejudice to the rights and privileges contemplated by Section 6, this Section 5.8 shall automatically terminate upon termination of Section 5.9.

5.9 Restrictions on Trade Sale to any Baidu Restricted Person. Notwithstanding anything to the contrary contained herein or in the Memorandum and Articles, if the proposed transferee of a Trade Sale is a Restricted Person of Baidu, then no such Trade Sale may be proceeded with, and no Trade Sale Assets may be transferred, directly or indirectly, through one or a series of transactions, by any Group Company, any Shareholder or any other Person, to such Restricted Person of Baidu, without Baidu’s prior written consent. For the avoidance of doubt, the right of Baidu under this Section 5.9 shall not be prejudiced or otherwise limited in any way by, and shall apply regardless of, whether Baidu ROFR Shareholders exercised their right of first refusal under Section 5.7.

Without prejudice to the rights and privileges contemplated by Section 6, this Section 5.9 shall automatically terminate upon the expiry of the thirty (30) months period from the Closing, or any shorter or longer period otherwise mutually agreed upon in writing by the Company and Baidu (or its designated Affiliate).

5.10 Transfer Defined. For purpose of this Section 5, the term “Transfer” shall mean any direct or indirect transfer, sale, assignment, pledge, hypothecate, mortgage, encumber or other disposal. The verb form and the terms of “transferor” and “transferee” shall have the meaning correlative to the foregoing. Any transfer, repurchase, or new issuance of the shares or Equity Securities of (i) any holding company of ultimate beneficial owners of the Company (in the case that any Share or Equity Securities of the Company is held by such ultimate beneficial owner through one or more level of holding companies) or (ii) any Shareholder of the Company (including indirect shareholders) or similar transactions that have the effect of change the beneficial ownership of such Share or Equity Securities of the Company shall be deemed as an indirect Transfer of such Share or Equity Securities of the Company. The Parties agree that the restrictions on the Transfer of the Shares or Equity Securities of the Company contained in this Agreement shall apply to such indirect Transfer and shall not be circumvented by means any indirect Transfer of the Shares or Equity Securities of the Company. Each Party hereto shall procure its Affiliates to comply with the provisions under Section 5.

5.11 Termination. The provisions under this Section 5 shall terminate upon consummation of the Qualified IPO.

6. Voting Right.

6.1 Voting Right. Except as otherwise provided in this Agreement and the Memorandum and Articles, each holder of Class B Ordinary Share shall be entitled to ten (10) votes for each issued and outstanding Class B Ordinary Share held by such Shareholder, and each holder of Class A Ordinary Share (including the Preferred Shares on an as-converted basis) shall be entitled to one (1) vote for each issued and outstanding Class A Ordinary Share (including the Preferred Shares on an as-converted basis) held by such Shareholder. The Investors shall vote together with the other Shareholders and not as a separate class except as otherwise provided in this Agreement and the Memorandum and Articles. For the avoidance of doubt, the holder of one (1) Series F-2 Preferred Share shall have such number of votes, for the Series F-2 Preferred Share held by it, as equal to the number of Class A Ordinary Shares that the Shares deemed to be represented by one (1) Series F-2 Preferred Share, as determined pursuant to the Share Count Formula, are convertible into, as if such Shares are issued and outstanding as fully paid.

6.2 Acts of the Group Companies Requiring Approvals of the Majority Preferred A Holders, Majority Preferred B Holders, Majority Preferred C Holders, Majority Preferred D Holders, Majority Preferred E Holders and the Majority Preferred F Holders. Regardless of anything else contained herein or in the Charter Documents of any Group Company but subject to sections 5.8 and 6.4 of Exhibit A to the Memorandum and Articles (as amended from time to time), unless approved by the Majority Preferred A Holders, Majority Preferred B Holders, Majority Preferred C Holders, Majority Preferred D Holders, Majority Preferred E Holders and the Majority Preferred F Holders in advance (collectively, the “Series Approvals Requirement”), no Group Company shall, in a single transaction or a series of related transactions, directly or indirectly, by amendment, merger, consolidation, scheme of arrangement, amalgamation or otherwise or not, take, permit to occur, approve, authorize, or agree or commit to any of the following actions, provided, that where any such action requires a Special Resolution of the Members in accordance with the Statute, and the said prior approval has not been obtained, the holders of the Preferred Shares who vote against the resolution shall be deemed to have the same number of votes as those Shareholders who vote in favor of such resolution plus one.

(a) cease to conduct or carry on the Principal Business, change any part of its business activities, or change the name of any Group Company;

(b) sell or dispose of the whole or a substantial part of the undertaking goodwill or the assets of any Group Company;

(c) reduce, forfeit or cancel the authorized or issued share capital of any Group Company; purchase or redeem any Equity Securities of any Group Company; increase the authorized or issued share capital of the Company other than authorization or issuance of shares of a new class or series of the Company (“New Shares”); issue or allot any Equity Securities of the Company other than New Shares, or do any act which has the effect of diluting or reducing the effective shareholding of the Preferred Holders in the Company (except for any grant or issue pursuant to the ESOP and issuance of New Shares), in each case, other than (w) any redemption pursuant to section 3 of Exhibit A to the Memorandum and Articles, any repurchase or redemption in accordance with Section 5.2 of this Agreement, and the purchases of any shares of employees, directors, consultants and officers of the Company in accordance with the share purchase or option agreements under the ESOP previously approved by the Preferred Majority Holders, or by the Preferred Majority Directors, (x) issuance by the Company of the Series F-1 Preferred Shares or other Equity Securities of the Company issuable upon exercise of the Warrant, (y) if elected by Baidu, forfeiture of the Series F-2 Preferred Share held by it and re-issuance of the Series F-2 Preferred Share to its designated Affiliate, upon any partial exercise of the Warrant as contemplated by the Share Purchase Agreement, and (z) forfeiture of the Series F-2 Preferred Share held by Baidu after all the Warrant Shares have been issued upon exercise of the Warrant;

(d) pass any resolution for the winding up of any Group Company, or commencement of or consent to any proceeding seeking to adjudicate any Group Company as bankrupt or insolvent, or undertake any winding-up, dissolution, merger, reconstruction or liquidation exercise concerning any Group Company relating to bankruptcy, insolvency or reorganization or relief of debtors, or enter into an order for relief or apply for the appointment of a receiver, trustee, manager or judicial manager or like officer for any Group Company or any substantial part of its property;

(e) make any alteration or amendment to or give any waiver under the Charter Documents of any Group Company other than any alteration, amendment or waiver to the Memorandum and Articles solely to the extent of authorization, issuance or allocation of New Shares, without any alteration, amendment or waiver to the Subject Rights of or imposition of additional restrictions on any shares of existing Preferred Shares, or any alteration or amendment to section 6.4 or the approval mechanism in respect of a Trade Sale as contemplated by section 6.1 or 6.2 of Exhibit A to the Memorandum and Articles;

(f) change the size of the board of directors, board committee and board of supervisors of any Group Company, without any change to the respective Director appointment right of Qiming, IWDF, SAIF, Tencent, CTG, Advantech and/or Kwai pursuant to this Agreement;

(g) dispose or dilute, directly or indirectly, the Company’s interest in any of its Subsidiaries, or change the equity ownership of Beijing Zhihu and/or Shishuo Xinyu;

(h) make any amendment or modification to, or give any waiver under, or terminate, any provision of the Control Documents;

(i) approve any purchase, repurchase, redemption, retirement and/or transfer of any Equity Securities in any Group Company (except for any redemption pursuant to section 3 of Exhibit A to the Memorandum and Articles, any transfer permitted by and in accordance with Section 5 of this Agreement, any repurchase or redemption in accordance with Section 5.2 of this Agreement, any transfer of the Warrant permitted by and in accordance with the Transaction Documents, and the purchases of any shares of employees, directors, consultants and officers of the Company in accordance with the share purchase or option agreements under the ESOP previously approved by the Preferred Majority Holders, or by the Preferred Majority Directors);

(j) take any action to effect a Trade Sale, unless otherwise provided hereunder;

(k) make any action that reclassifies or re-designates any outstanding shares of the Company into shares having rights, preferences, privileges or powers superior to or on a parity with any class of Preferred Shares other than those triggered by Section 6.4 of this Agreement, or into any Class B Ordinary Shares;

(l) change the respective Director appointment right of Qiming, IWDF, SAIF, Tencent, CTG, Advantech and/or Kwai pursuant to this Agreement;

(m) make any action that reclassified any outstanding Shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference the Series A Preferred Shares (in such case, only written consent of the Majority Preferred A Holders is required) or Series B Preferred Shares (in such case, only written consent of the Majority Preferred B Holders is required) or Series C Preferred Shares (in such case, only written consent of the Majority Preferred C Holders is required) or Series D Preferred Shares (in such case, only written consent of the Majority Preferred D Holders is required) or Series E Preferred Shares (in such case, only written consent of the Majority Preferred E Holders is required) or Series F Preferred Shares (in such case, only written consent of the Majority Preferred F Holders is required);

(n) amend or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Series A Preferred Shares (in such case, only written consent of the Majority Preferred A Holders is required) or Series B Preferred Shares (in such case, only written consent of the Majority Preferred B Holders is required) or Series C Preferred Shares (in such case, only written consent of the Majority Preferred C Holders is required) or Series D Preferred Shares (in such case, only written consent of the Majority Preferred D Holders is required) or Series E Preferred Shares (in such case, only written consent of the Majority Preferred E Holders is required) or Series F Preferred Shares (in such case, only written consent of the Majority Preferred F Holders is required); or

(o) take any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

In the event that any transaction of the same nature as the transaction listed in this Section 6.2 occurred before the Closing, the Company shall immediately notify the Series F Investors in writing with reasonable detail.

The Parties further agree and acknowledge that, after the termination of Sections 5.8 and 5.9 in accordance with the terms thereof, in respect of any action by any Group Company to effect a Trade Sale to a Restricted Person of Baidu, the requirement for the approval of the Majority Preferred F Holders, among the Series Approvals Requirement as contemplated by the above provisions of this Section 6.2, shall be replaced by the requirement for the approval of the holders representing more than fifty percent (50%) of the voting power of the outstanding Series F-1 Preferred Shares and Series F-2 Preferred Share, only and if the following two conditions are met:

(a) such Trade Sale to a Restricted Person of Baidu shall contain no unfair terms targeting at Baidu and/or Kwai only; and

(b) such Trade Sale to a Restricted Person of Baidu shall not treat Baidu and/or Kwai adversely in terms of economic interests but does not so treat other holders of Series F Preferred Shares adversely in the same manner in terms of economic interests.

6.3 Acts of the Group Companies Requiring Approvals of the Preferred Supermajority Holders. Regardless of anything else contained herein or in the Charter Documents of any Group Company but subject to Section 6.4 and section 5.8 and 6.4 of Exhibit A to the Memorandum and Articles (as amended from time to time), unless approved by the Preferred Supermajority Holders in advance, no Group Company shall, in a single transaction or a series of related transactions, directly or indirectly, by amendment, merger, consolidation, scheme of arrangement, amalgamation or otherwise or not, take, permit to occur, approve, authorize, or agree or commit to any of the following actions, provided, that where any such action requires a Special Resolution of the Members in accordance with the Statute, and the said prior approval has not been obtained, the holders of the Preferred Shares who vote against the resolution shall be deemed to have the same number of votes as those Shareholders who vote in favor of such resolution plus one.

(a) increase the authorized or issued share capital of any Group Company other than the Company; issue or allot any Equity Securities of any Group Company other than the Company;

(b) make any distribution of profits by way of dividend (interim and final) or capitalization of reserves amongst the shareholders of any Group Company; declare or set aside dividend or otherwise, or change the dividend policy;

(c) adopt or amend the accounting policies or accounting practice or a significant tax practice or policy or internal financial controls and authorization policies previously adopted or change the financial year of any Group Company, or make a significant tax or accounting election of any Group Company;

(d) appoint or change the auditors of any Group Company;

(e) other than any non-exclusive license granted in the ordinary course of business, any sale, transfer, license, or other disposal of, or the incurrence of any lien on, any Intellectual Property owned by any Group Company.

In the event that any transaction of the same nature as the transaction listed in this Section 6.3 occurred before the Closing, the Company shall immediately notify the Series F Investors in writing with reasonable detail.

6.4 Acts of the Group Companies Requiring Approvals of the Holders Representing More Than Seventy-Five Percent of the Voting Power of the Outstanding Preferred Shares. Regardless of anything else contained herein or in the Charter Documents of any Group Company but subject to Section 6.5 of this Agreement and section 5.8 and 6.4 of Exhibit A to the Memorandum and Articles (as amended from time to time), unless approved by the holders representing more than seventy-five percent (75%) of the voting power of the outstanding Preferred Shares in advance, no Group Company shall, in a single transaction or a series of related transactions, directly or indirectly, by amendment, merger, consolidation, scheme of arrangement, amalgamation or otherwise or not, take, permit to occur, approve, authorize, or agree or commit to authorize, issue or allot New Shares (except for any grant or issue pursuant to the ESOP), other than, (x) issuance by the Company of the Series F-1 Preferred Shares or other Equity Securities of the Company issuable upon exercise of the Warrant, and (y) if elected by Baidu, forfeiture of the Series F-2 Preferred Share held by it and re-issuance of the Series F-2 Preferred Share to its designated Affiliate, upon any partial exercise of the Warrant as contemplated by the Share Purchase Agreement, provided, that where any such action requires a Special Resolution of the Members in accordance with the Statute, and the said prior approval has not been obtained, the holders of the Preferred Shares who vote against the resolution shall be deemed to have the same number of votes as those Shareholders who vote in favor of such resolution plus one.

In the event that any transaction of the same nature as the transaction listed in this Section 6.4 occurred before the Closing, the Company shall immediately notify the Series F Investors in writing with reasonable detail.

6.5 Additional Approval Requirement. With respect to issuance by the Company of New Shares, in addition to the approval requirements set forth in Section 6.4, the following approval requirements shall also apply in the following circumstances:

(a) If the New Shares will be issued at a per share price no more than the Series F Issue Price (as defined in the Memorandum and Articles), then the approval of the Majority Preferred F Holders shall also be required. If the New Shares will be issued at a per share price no more than the Issue Price (as defined in the Memorandum and Articles) of certain series, then the approval of holders representing at least a majority of such series of Preferred Shares and the holders representing at least a majority of any series of Preferred Shares with a higher Issue Price (such holders refer to Majority Preferred A Holders, Majority Preferred B Holders, Majority Preferred C Holders, Majority Preferred D Holders, Majority Preferred E Holders, and/or Majority Preferred F Holders, where applicable) shall also be required; and

(b) Without prejudice to Section 6.2, if any of the Majority Preferred A Holders, Majority Preferred B Holders, Majority Preferred C Holders, Majority Preferred D Holders, Majority Preferred E Holders or Majority Preferred F Holders are able to demonstrate that amendment to the Memorandum and Articles to the extent of authorization and allocation of New Shares (including granting of Subject Rights on New Shares) would treat its applicable series of Preferred Shares adversely but does not so treat other series of Preferred Shares adversely in the same manner, then the approval of relevant Majority Preferred A Holders, Majority Preferred B Holders, Majority Preferred C Holders, Majority Preferred D Holders, Majority Preferred E Holders or Majority Preferred F Holders, so adversely treated, if applicable, shall also be required. If any Preferred Holder is able to demonstrate that amendment to the Memorandum and Articles to the extent of authorization and allocation of New Shares (including granting of Subject Rights on New Shares) would treat it adversely in terms of economic interests but does not so treat other Preferred Holders holding the same series of Preferred Shares adversely in the same manner in terms of economic interests, then the approval of such Preferred Holder shall also be required.

6.6 To the extent that any Shareholder who casts affirmative vote on a shareholder approval matter at a duly convened general meeting or through unanimous written consent as a holder of a series of Shares, (a) such Shareholder, as a holder of another series of Shares, shall also cast affirmative vote and approve the matter at the duly convened general meeting or through the unanimous written consent, unless such matter affects the rights, preferences, privileges or powers, or restrictions provided for the benefit, of a specific series of Shares, and (b) such Shareholder shall cause its appointed Director (if any) to cast affirmative vote and approve the matter at the duly convened Board meeting or through the unanimous written consent of same matter is submitted for the approval of Board.

6.7 To the extent that (a) any Shareholder has a board seat in the Company and the Director appointed by it casts affirmative vote on a board approval matter at a duly convened Board meeting or through unanimous written consent, and (b) the same matter is submitted for the approval of Shareholders, then such Shareholder shall also cause its authorized representatives to cast affirmative vote and approve the matter at the duly convened general meeting or through the unanimous written consent.

6.8 Notwithstanding the other provisions of this Section 6, the conversion of the Preferred Shares in accordance with section 4 of Exhibit A to the Memorandum and Articles shall not be subject to any approval requirement under this Section 6. The Company shall at all times carry out, and all the Shareholders shall at all times assist in good faith in the carrying out of, all the provisions of section 4 of Exhibit A to the Memorandum and Articles, including without limitation, executing and taking any and all such documents and actions as may be necessary or appropriate to effect the conversion of the Preferred Shares in accordance therewith.

6.9 Termination. The provisions under this Section 6 (other than Section 6.1) shall terminate upon consummation of the Qualified IPO.

7. Election of Directors and Board Approval.

7.1 Board of Directors. The Company shall have, and the Parties hereto agree to cause the Company to have, after and immediately following the Closing, a Board consisting of up to fifteen (15) Directors with the composition as follows: (i) ZHOU Yuan (周源) shall be exclusively entitled to designate, appoint, remove, replace and reappoint up to eight (8) Directors, (ii) Qiming shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Qiming Director”), (iii) IWDF shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “IWDF Director”); (iv) SAIF shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “SAIF Director”); (v) Tencent shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Tencent Director”); (vi) CTG shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “CTG Director”), (vii) Advantech shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Advantech Director”), and (viii) Kwai shall be exclusively entitled to designate, appoint, remove, replace and reappoint one (1) Director (the “Kwai Director”). Without limiting the generality of the foregoing, so long as ZHOU Yuan (周源) remains a director, and there is only one (1) director appointed to the Board by him, he shall have eight (8) votes in respect of any resolution proposed at a Board meeting and each other director shall have one (1) vote.

7.2 Board Meetings. Meetings of the Board of Directors shall be held at least once each calendar quarter. To the extent permitted by the applicable Laws, any resolution of the Board shall be made by a simple majority of the Directors present at the Board meeting, unless otherwise provided in this Agreement.

7.3 Observer. So long as Qiming, IWDF, SAIF, Tencent, CTG, Sogou, Advantech, Goldman Sachs, Kwai and Baidu (or its Affiliate) each holds any Shares of the Company, each of them shall be entitled to appoint one (1) observer (the “Observer”). So long as Huaxing holds any Shares of the Company, it shall be entitled to appoint one (1) Observer, who shall be Fan Bao. Each Observer is entitled to attend all meetings of the Board, in a nonvoting observer capacity and the Company shall give the Observer copies of all notices, minutes, consents, and other materials that the Company provides to the Directors at the same time and in the same manner as provided to such Directors; provided, however, that the Observer shall agree to hold in confidence and trust all information so provided. The Observer appointed by Goldman Sachs shall (a) subject to paragraph (b) below, (i) be entitled to disclose or otherwise provide any information (including confidential information and the Financing Terms) received from any Group Company, or which relates to any Group Company, in each case to Goldman Sachs, Affiliates of Goldman Sachs and their respective partners, directors, officers and employees; and (ii) provide such financial and/or operational information in respect of the Company as Goldman Sachs may reasonably request from time to time, promptly upon request, (b) keep confidential any information relating to Goldman Sachs or any of its Affiliates, or not use or apply such information in performing his or her duties to the Company or any other Group Company; and (c) attend Board meetings (or any committee thereof) in respect of any matter which he or she has or may have a conflict of interest by virtue of his or her appointment by the relevant Investor, subject to compliance with the applicable Laws and prior disclosure to the Board (for the avoidance of doubt, the Observers shall not be considered officers of the Company).

7.4 Acts Requiring Approvals by All Preferred Directors. Regardless of anything else contained herein or in the Charter Documents of any Group Company, unless approved in writing by all Preferred Directors, no Group Company shall, in a single transaction or a series of related transactions, directly or indirectly, take, permit to occur, approve, authorize, or agree or commit to any of the following matters:

(a) approve or make material amendment to the annual budget and final accounts of any Group Company;

(b) approve or make material amendment to, the mid and long-term development plan, any annual or quarterly business plan, any investment plan of any Group Company;

(c) make or result in any dispose of major business (including the management right of such business), sale, mortgage, pledge, lease, license, transfer or otherwise dispose of any Group Company’s assets valued in excess of RMB5,000,000, individually or in the aggregate over any twelve-month period, or control of any Group Company which are outside the duly approved business plan or budget;

(d) incur any commitment unlimited or in excess of US$150,000 (or its equivalent in other currency or currencies), individually or in the aggregate over any twelve-month period, at any time in respect of any transaction which are outside the duly approved business plan or budget;

(e) incur any indebtedness or guarantees of indebtedness in excess of RMB5,000,000, individually or in the aggregate over any twelve-month period, of any other Person other than a Group Company (other than the transactions that are contemplated by this Agreement or the Share Purchase Agreement), outside of the duly approved business plan or budget;

(f) transfer cash or properties in excess of US$2,000,000, individually or in the aggregate over any twelve-month period, between the Company or a Wholly Owned Group Company and any other Wholly Owned Group Company which are outside the duly approved business plan or budget; transfer cash or properties in excess of US$1,000,000, individually or in the aggregate over any twelve-month period, between Group Companies other than any such transfer between the Company or a Wholly Owned Group Company and any other Wholly Owned Group Company which are outside the duly approved business plan or budget;

(g) make any capital expenditure in excess of US$150,000, individually or in the aggregate over any twelve-month period, which are outside the duly approved business plan or budget;

(h) take any operating lease or real estate rental with annual commitment of RMB5,000,000, individually or in the aggregate over any twelve-month period, which are outside the duly approved business plan or budget;

(i) approve any external guarantee out of the duly approved business plan or budget;

(j) approve any investment in securities, futures and financial derivative out of the duly approved business plan or budget;

(k) settle, alter or administer the terms of, or termination of any bonus (other than as approved in the annual budget) or profit sharing scheme or the ESOP or any other share participation schemes for the benefit of employees, officers, directors, contractors, advisors or consultants, or any granting under the ESOP with vesting schedule inconsistent with Section 9.1 of this Agreement;

(l) divestiture or sale of an interest in a Subsidiary, partnership or joint venture for an amount in excess of RMB5,000,000, individually or in the aggregate over any twelve-month period, or make/acquire any investment, or enter into any joint-venture agreement, which are outside the duly approved business plan or budget;

(m) select the listing exchange or the underwriters for the initial public offering or approve the valuation and terms and conditions for the initial public offering;

(n) take any other actions or transaction out of the ordinary course of business of such Group Company; or

(o) take any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

In the event that any transaction of the same nature as the transaction listed in this Section 7.4 occurred before the Closing, the Company shall immediately notify the Series F Investors in writing with reasonable details.

A series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, for the purposes of this Section 7.4.

7.5 Acts Requiring Approvals by the Preferred Majority Directors. Regardless of anything else contained herein or in the Charter Documents of any Group Company, unless approved in writing by the Preferred Majority Directors, no Group Company shall, in a single transaction or a series of related transactions, directly or indirectly, take, permit to occur, approve, authorize, or agree or commit to any of the following matters:

(a) appoint or settle the terms of appointment of any managing director, president, chairman, CEO, COO, CFO, CTO and the senior management above the VP-level and/or any other employee with a total annual compensation of US$150,000 or above, which are outside the duly approved business plan or budget;

(b) acquire through purchase, lease, or rental any automobile (except for the automobiles used in the ordinary course of business) or real estate, or any real estate commitment, whether or not accounted for as a capital expenditure;

(c) approve the establishment of branches or subsidiaries of any Group Company;

(d) increase the compensation of any of the five (5) most highly compensated employees of any Group Company by more than fifteen percent (15%) within a consecutive twelve (12)-month period, which are outside the duly approved business plan or budget;

(e) create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating charge, mortgage encumbrance or other security) on all or any of the undertaking, assets or rights of any Group Company and/or any Subsidiary of such Group Company, except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business and not exceeding US$100,000 (or its equivalent in other currency or currencies) individually, or US$250,000 in the aggregate over any twelve-month period, which are outside the duly approved business plan or budget;

(f) approve or make adjustments or modifications to terms of transactions involving the interest of any director or shareholder or officers of any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder or officers of any Group Company, but excluding any transactions that are contemplated by this Agreement, the Share Purchase Agreement, or the duly approved business plan or budget, including without limitation, business cooperation between the Company and any of the Strategic Investors as set forth in Section 15.4 of this Agreement;

(g) (A) enter into, amendment to, or waiver of, any related party transaction not in relation to providing loans and other payment in the similar nature to employees, Directors, Founder and/or Co-Founders in excess of RMB3,000,000 individually or in the aggregate over any twelve-month period, which are outside the duly approved business plan or budget, or (B) enter into, amendment to, or waiver of, any related party transaction in relation to providing loans and other payment in the similar nature to employees, Directors, Founder and/or Co-Founders in excess of RMB1,000,000, individually or in the aggregate over any twelve-month period, which are outside the duly approved business plan or budget (other than (i) the standard employee benefits generally made available to all employees, and (ii) the standard director and officer indemnification agreements approved by the Board of Directors);

(h) take any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

In the event that any transaction of the same nature as the transaction listed in this Section 7.5 occurred before the Closing, the Company shall immediately notify the Series F Investors in writing with reasonable details.

A series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, for the purposes of this Section 7.5.

7.6 Expenses. Each Group Company will promptly pay or reimburse each Director and Observer for all reasonable out-of-pocket expenses incurred in connection with attending board meetings and otherwise performing their duties as Directors/Observers.

7.7 Subsidiaries. Upon request of any Investor, the Restricted Shareholders shall procure that the board of directors of each of the Group Companies other than the Company shall have the same constitution of directors and observers as that of the Company.

7.8 Termination. The provisions under this Section 7 shall terminate upon consummation of the Qualified IPO.

8. Restrictions on the Key Persons.

8.1 Share Transfer Restriction. Without the prior written approvals of the Majority Preferred A Holders, the Majority Preferred B Holders, the Majority Preferred C Holders, the Majority Preferred D Holders, the Majority Preferred E Holders and the Majority Preferred F Holders, each of the Founder, the Co-Founders, the Registered Co-Founder Vehicle Holder and the Key Persons shall not transfer, assign, encumber or otherwise dispose of any Equity Securities of the Restricted Shareholders or any Shares directly or indirectly now or hereafter held and/or owned by him/her prior to consummation of the Qualified IPO except for the transfers set forth in Section 5.4.

8.2 Full-Time Service. Each of the Key Persons shall, and each of the Key Persons and the Group Companies shall cause each of the Key Employees (as showed in Schedule XI and together with the Key Persons, the “Full-Time Servicers”) to, enter into employment agreement or service agreement with the Group Companies, and have the agreements renewed before expiry thereof in form and substance substantially the same as the existing agreements provided to the Series F Investors as of the date of the Share Purchase Agreement, for duration lasting until at least one (1) year after consummation of the Qualified IPO or the Trade Sale. The Full-Time Servicers shall devote his/her full time and attention to the business of the Group, use his/her best endeavors to develop the business and interests of the Group, and will not be concerned with any competitive or other business.

8.3 Non-Competition.

(a) Each of the Key Persons, the Co-Founders and the Founder undertakes to each of the Investors that from the date hereof to the later of (i) twenty-four (24) months after any of the Full-Time Servicers, the Co-Founders and the Founder ceases to be employed by any Group Company, or ceases to be a director, officer or a Shareholder of any Group Company, whichever is later, or (ii) twelve (12) months after consummation of the Qualified IPO, without the prior written consents of the Majority Preferred A Holders, the Majority Preferred B Holders, the Majority Preferred C Holders, the Majority Preferred D Holders, the Majority Preferred E Holders, the Majority Preferred F Holders and the Majority Preferred F Holders, such Full-Time Servicer, Co-Founder or Founder will not:

(i) either on his/her own account or through any of his/her Affiliates, or in conjunction with or on behalf of any other person, carry on or be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise carry on any business in direct competition with the business of the Group;

(ii) either on his/her own account or through any of his/her Affiliates or in conjunction with or on behalf of any other person solicit or entice away or attempt to solicit or entice away from any Group Company, the custom of any person, firm, company or organization for the purpose of offering to such person any goods or services similar to or competing with any of the businesses conducted by any Group Company;

(iii) either on his/her own account or through any of his/her Affiliates or in conjunction with or on behalf of any other person, employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company any person who is an officer, manager, consultant or employee of any Group Company;

(iv) neither he/she nor any of his/her Affiliates will at any time hereafter, disclose to any person, or use for any purpose, any information concerning the business, accounts, finance, transactions or intellectual property rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies; and

(iv) neither he/she nor any of his/her Affiliates will at any time hereafter, in relation to any trade, business or company use a name including the words “Zhihu” or any other words hereafter used by any Group Company in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company, and shall use all reasonable endeavors to procure that no such name shall be used by any of his/her Affiliates or otherwise by any person with which such party is connected.

(b) Each and every obligation under this Section 8.3 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such section and any such deletion shall not affect the enforceability of the remainder parts of such section.

(c) The Parties agree that in light of the circumstances, the restrictive covenants contained in this Section 8.3 are reasonable and necessary for the protection of the Group Companies and the shareholders of each Group Company, and further agree that having regard to those circumstances such covenants are not excessive or unduly onerous upon the Full-Time Servicers, the Co-Founders and the Founder. However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable, in light of the circumstances, for the protection of the Group Companies or the shareholders thereof, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, such restriction shall apply with such modification as may be necessary to make it valid and effective.

9. ESOP.

9.1 Vesting Schedule. Unless otherwise approved by the Preferred Majority Holders, all shares, options or other securities or awards granted or issued under the ESOP shall vest as follows: twenty-five percent (25%) thereof vest at the first anniversary of the date when such shares, options or other securities or awards are granted or issued with the remaining vesting evenly in monthly installments over the next thirty-six (36) months.

9.2 Required Terms. No issuances or grants will be made under any ESOP unless such ESOP contains terms and conditions reasonably satisfactory to the Preferred Majority Holders or the Preferred Majority Directors, which among other things, shall provide for the Company’s right to repurchase any and all unvested shares, options or other securities or awards granted thereunder at a price equivalent to the actual cost under certain circumstances and shall include transfer restrictions prior to consummation of the Qualified IPO.

9.3 Approvals of Governmental Authorities. As soon as practicable after the date hereof, the Company shall, and shall cause each Group Company to, obtain all Consents of all Governmental Authorities that may be or become necessary to effectuate the ESOP in accordance with the PRC Law; provided that the Company shall not grant any awards to, or permit any exercise or purchase of any awards granted pursuant to the ESOP by, any grantee in the PRC if any Consent of any Governmental Authority that is necessary to effectuate the ESOP and for any such grant, exercise or purchase, as applicable, in accordance with the PRC Law has not been obtained.

10. Covenants.

10.1 Anti-Corruption, Anti-Money Laundering, and Sanctions Compliance.

(a) Anti-Corruption. The Company and ZHOU Yuan (周源) shall not and shall procure that none of the Company nor any of its subsidiaries nor any director, officer, agent, employee, affiliate (individually and collectively, a “Company Affiliate”), shall take any action, directly or indirectly, that would result in a violation of or has violated the applicable Anti-Corruption Laws, including, without limitation, using any funds for any unlawful contribution, gift, entertainment or other unlawful payments to any Government Official, nor permit any Company Affiliate to offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of anything of value, to any Government Official or to any person under circumstances where such Company Affiliate knows or is aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of: (i) influencing any act or decision of such Government Official in his official capacity; (ii) inducing such Government Official to do or omit to do any act in relation to his lawful duty; (iii) securing any improper advantage; or (iv) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, in order to assist the Company or any of its Subsidiaries in obtaining or retaining business for or with, or directing business to the Company or any of its Subsidiaries or in connection with receiving any approval of the transactions contemplated herein, nor shall any Company Affiliate accept any of value for any of the purposes listed in (i) through (iv) of this section.

(b) Anti-Money Laundering. The Company and ZHOU Yuan (周源) shall procure that the operations of the Company and its Subsidiaries shall be conducted at all times in compliance with applicable Money Laundering Laws.

(c) Sanctions Compliance. The Company and ZHOU Yuan (周源) shall procure that the Company and its Subsidiaries shall not to engage, directly or indirectly, in any activities that would result in a violation of Sanctions by any person, including any person participating in the transaction.

10.2 Notification about Tax, Criminal or Regulatory Investigation or Action. The Company shall keep each Series E Investor and each Series F Investor informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving any Group Company, so that each such Investor will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such criminal or regulatory investigation or action and the Company shall reasonably cooperate with each such Investor, its members and its respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities, coordinating and providing assistance in meeting with regulators and, if requested by such Investor, making a public announcement of such matters).

10.3 Termination. The provisions under this Section 10 shall terminate upon consummation of the Qualified IPO.

11. Most Favored Nation.

11.1 If the Company has granted or will grant any rights (including the preferences of excising any rights) to any other existing Shareholders or any other holder of Series F Preferred Share or their respective assignees (excluding any Strategic Investor and any new investor of the Company purchasing the New Securities to be issued by the Company after the Closing) (other than the terms set forth in or contemplated by the Transaction Documents) that are more favorable than the terms granted to such holder of Series F Preferred Shares pursuant to the Transaction Documents, each such holder of Series F Preferred Share is entitled to require the Company to extend all such more favorable terms to such holder of Series F Preferred Shares, and if such holder of Series F Preferred Shares requires, the Company shall take, and ZHOU Yuan (周源) shall cause the Company to take, all necessary actions in order to effect the foregoing provisions of this Section 11.1.

11.2 Termination. The provisions under this Section 11 shall terminate upon consummation of the Qualified IPO.

12. Special Provisions relating to the Series F-2 Preferred Share and the Warrant.

12.1 Each Group Company shall complete, and each other Party shall at all times in good faith assist in the completion of, (a) if elected by Baidu, the surrender of the Series F-2 Preferred Share held by Baidu and re-issuance of the Series F-2 Preferred Share to its designated Affiliate, upon any partial exercise of the Warrant as contemplated by the Share Purchase Agreement, (b) the exercise of the Warrant, and (c) the surrender of the Series F-2 Preferred Share held by Baidu in accordance with Section 12.7, including without limitation, executing and taking any and all such documents and actions as may be necessary or appropriate to approve and effect such transactions.

12.2 Notwithstanding the provisions of Section 4 and Section 5.1, if Baidu elects to exercise its Preemptive Right in accordance with Section 4 or its rights of first refusal in accordance with Section 5.1, then if requested by Baidu, the Company and Baidu may discuss in good faith and agree upon an alternative arrangement to effectuate Baidu’s exercise of such rights, so as to carry out the original intent of such provisions. Notwithstanding the provisions of Section 5.2, prior to the full exercise of the Warrant, if Baidu elects to exercise its co-sale right in accordance with Section 5.2, then if requested by Baidu, the Company and Baidu may discuss in good faith and agree upon an alternative arrangement to effectuate Baidu’s exercise of such right, so as to carry out the original intent of such provisions. To the extent permissible by applicable Laws, each Group Company shall carry out, and all the Shareholders shall assist in good faith in the carrying out of, the alternative arrangement as agreed upon by the Company and Baidu, including without limitation, executing and taking any and all such documents and actions as may be necessary or appropriate to effect such arrangement.

12.3 The Parties hereby agree that:

(a) upon any full exercise in one time of the Warrant, the holder of the Shares issued upon such exercise shall: (i) (to the extent the holder is not a party hereto) execute a deed of adherence to be bound by this Agreement and to become a party hereto and enjoy and be bound by the rights and obligations under this Agreement and the Memorandum and Articles applicable to it as a Party, as an Investor, as a Series F Investor, as a Shareholder and as the holder of the Shares issued to it; and (ii) also assume all of Baidu’s rights (including without limitation, restrictions or exemptions provided for the benefit thereof) and obligations under the Transaction Documents, with the same force and effect as if it was originally named herein as Baidu, provided that, unless such holder is an Affiliate of Baidu, such holder shall not be entitled to any right of Baidu set forth in Sections 5.7 and 5.9. The Parties shall amend the Transaction Documents to the extent necessary to effect the foregoing;

(b) upon any partial exercise of the Warrant, the holder of the Shares issued upon such exercise shall: (i) (to the extent the holder is not a party hereto) execute a deed of adherence to be bound by this Agreement and to become a party hereto and, in respect of the Shares held by such holder, enjoy and be bound by the rights and obligations under this Agreement and the Memorandum and Articles applicable to it as a Party, as an Investor, as a Series F Investor, as a Shareholder and as the holder of the Shares issued to it; (b) assume or share such rights (including without limitation, restrictions or exemptions provided for the benefit thereof) and obligations of Baidu under the Transaction Documents (other than those rights and obligations in respect of the Series F-2 Preferred Share) as requested by Baidu to be assumed or shared, provided that, unless such holder is an Affiliate of Baidu, such holder shall not be entitled to any right of Baidu set forth in Sections 5.7 and 5.9; and (c) (to the extent such holder is an Affiliate of Baidu) if requested by Baidu, replace Baidu as the holder of the re-issued Series F-2 Preferred Share and accordingly assume Baidu’s rights (including without limitation, restrictions or exemptions provided for the benefit thereof) and obligations under this Agreement and the Memorandum and Articles in respect of the Series F-2 Preferred Share, in each case with the same force and effect as if it was originally named herein as Baidu. The Parties shall amend the Transaction Documents to the extent necessary to effect the foregoing; and

(c) upon any assignment of the Warrant (to the extent not exercised) in part or in full in accordance with the terms of the Warrant, the assignee shall (i) (to the extent the assignee is not a party hereto) execute a deed of adherence to be bound by this Agreement and to become a party hereto and, in respect of the portion of Warrant assigned to it, enjoy and be bound by the rights and obligations under this Agreement and the Memorandum and Articles applicable to it as a Party, as an Investor, as a Series F Investor, as a Shareholder and as the holder of the Assigned Un-exercised Warrant Shares (as defined below), as if the Un-exercised Warrant Shares that the assignee is entitled to purchase under the portion of the Warrant assigned to it (the “Assigned Un-exercised Warrant Shares”) are issued and outstanding as fully paid; and (ii) assume (x) Baidu’s rights (including without limitation, restrictions or exemptions provided for the benefit thereof) and obligations hereunder and under any other Transaction Document in respect of the Assigned Un-exercised Warrant Shares, and (y) such other rights (including without limitation, restrictions or exemptions provided for the benefit thereof) and obligations of Baidu under the Transaction Documents as requested by Baidu to be assumed, in each case with the same force and effect as if it was originally named herein as Baidu, provided that, unless such assignee is an Affiliate of Baidu, such assignee shall not be entitled to any right of Baidu set forth in Sections 5.7 and 5.9. The Parties shall amend the Transaction Documents to the extent necessary to effect the foregoing.

12.4 Notwithstanding the arrangements that on the date of Closing, (a) the Deposit Provider delivers the Deposit to the Deposit Receiver in the PRC under the Deposit Agreement, (b) the Designated Warrant Holder is issued with the Warrant and the Warrant Aggregate Exercise Price (as defined in the Share Purchase Agreement) remains unpaid, and (c) Baidu is issued with one (1) fully-paid Series F-2 Preferred Share at the consideration of US$1, each Party acknowledges and agrees that Baidu, as the holder of the Series F-2 Preferred Share, shall be entitled to the same rights, preferences, privileges and powers, and restrictions provided for the benefit thereof, under this Agreement and the Memorandum and Articles, as it would have had if it had been issued with all the Shares deemed to be represented by the Series F-2 Preferred Share held by it (as determined pursuant to the Share Count Formula) as fully paid on the date of Closing, and its afore-mentioned rights, preferences, privileges and powers, and restrictions provided for the benefit thereof, shall not be impaired or prejudiced in any way by the afore-mentioned arrangements. If any of the afore-mentioned rights, preferences, privileges and powers, and restrictions provided for the benefit thereof, are unenforceable or cannot be achieved due to the statutory requirements under any applicable Laws, then the Parties shall execute and take any and all such documents and actions as may be necessary to give effect to such rights, preferences, privileges and powers and restrictions and achieve the same.

12.5 The Parties agree that:

(a) Notwithstanding any other provisions of the Transaction Documents to the contrary, before all the Warrant Shares have been fully issued upon exercise of the Warrant, upon occurrence of any Redemption Event (as defined in the Memorandum and Articles), without prejudice to the redemption right attached to the Warrant Shares already issued upon exercise of the Warrant, Baidu shall be entitled to request redemption of all or any part of the Shares deemed to be represented by one (1) Series F-2 Preferred Share held by it, as determined pursuant to the Share Count Formula (the “Deemed Shares”) and receive the applicable redemption price (the “Redemption Amount”) for the Deemed Shares requested by it to be redeemed, pursuant to section 3 of Exhibit A to the Memorandum and Articles.

(b) Unless otherwise agreed by Baidu in writing, on the Redemption Price Payment Date (as defined in the Memorandum and Articles), (a) the Deposit Receiver shall, and the Company and the Founder shall cause the Deposit Receiver to, refund (the “Onshore Deposit Refunding”) to the Deposit Provider, (x) if Baidu requests redemption of all of the Deemed Shares, the entire outstanding amount of the Deposit, or (y) if Baidu requests redemption of less than all of the Deemed Shares, the Pro Rata Portion of the outstanding amount of the Deposit; and (b) the Company shall pay to Baidu the Redemption Amount in accordance with the Memorandum and Articles, provided that the Company shall be entitled to deduct from the Redemption Amount the U.S. dollars equivalent of Onshore Deposit Refunding if completed (calculated by using the Deposit Exchange Rate). For purposes of this Section 12.5, “Pro Rata Portion” shall mean a fraction, (x) the numerator of which is the number of the Deemed Shares that Baidu requests redemption, and (y) the denominator of which is the total number of the Deemed Shares immediately prior to the redemption. Upon completion of the Onshore Deposit Refunding, the Deposit Receiver shall be deemed as having fully performed its obligation under the Deposit Agreement to repay the entire or the Pro Rata Portion, as applicable, of the outstanding amount of the Deposit.

If the Company fails to pay the full redemption price in respect of each redeeming Preferred Share to be redeemed on such date because it has inadequate funds legally available therefor or for any other reason, the funds that are legally available shall be paid and applied first in a pro-rata manner against each Series F Preferred Share requested to be redeemed in accordance with the relative full amounts owed thereon in accordance with the Memorandum and Articles. Notwithstanding anything to the contrary herein (including without limitation Section 12.5(b) above) or under any other Transaction Document, in respect of the entire or the Pro Rata Portion, as applicable, of the outstanding amount of the Deposit, the Deposit Receiver shall only be obliged to refund to the Deposit Provider an amount equal to foregoing amount payable to Baidu in respect of its Series F Redeeming Preferred Shares (calculated by using the Deposit Exchange Rate), provided that, to the extent the aggregate amount of Redemption Price (calculated by using the Deposit Exchange Rate) that the Company is able to pay to Baidu in accordance with section 3 of Exhibit A to the Memorandum and Articles is less than the outstanding amount of the Deposit, the Deposit Provider shall, and Baidu shall procure the Deposit Provider to, waive the obligation of the Deposit Receiver to repay any such excessive amount. For the avoidance of doubt, the afore-mentioned waiver by the Deposit Provider shall not affect the right of Baidu to be entitled to the shortfall of the Redemption Price.

(c) If the rights, preferences, privileges and powers, and restrictions provided for the benefit, of the Series F-2 Preferred Share or the holder thereof in relation to a Redemption Event under the Shareholders Agreement and the Memorandum and Articles are unenforceable or cannot be achieved due to the statutory requirements under any applicable Laws, any Warrant Holder that is an Affiliate of Baidu shall be entitled to request the Company to, (i) issue the relevant number of Warrant Shares to it by paying the relevant Warrant Exercise Price in the form of issuing a promissory note at nil consideration and free of any interest to the Company in accordance with section 2.4 of the Share Purchase Agreement, and (ii) redeem all or any portion of such Warrant Shares at the applicable Redemption Amount determined in accordance with section 3 of Exhibit A to the Memorandum and Articles. And, in this case, Section 12.5(b) shall be applied mutatis mutandis, provided that the U.S. dollars equivalent of Onshore Deposit Refunding that the Company shall be entitled to deduct from the Redemption Amount as mentioned above shall be deemed to be the principal amount of the promissory note issued by the relevant Warrant Holder to the Company under section 2.4 of the Share Purchase Agreement, and upon such deduction, the principal amount of the afore-mentioned promissory note shall be deemed as having been fully paid by the relevant Warrant Holder.

(d) To the extent permissible by applicable Laws, each Group Company shall carry out, and all the Shareholders shall assist in good faith in the carrying out of, the foregoing actions, including without limitation, executing and taking any and all such documents and actions as may be necessary or appropriate to effect such actions.

12.6 The Parties hereby agree that:

(a) Notwithstanding any other provisions of the Transaction Documents to the contrary, before all the Warrant Shares have been fully issued upon exercise of the Warrant, upon occurrence of the liquidation, dissolution or winding up of the Company or the occurrence of any Deemed Liquidation Event (as defined in the Memorandum and Articles) (each, a “Liquidation Event”), without prejudice to the liquidation right attached to the Warrant Shares already issued upon exercise of the Warrant, Baidu shall be entitled to receive its applicable amount of distribution (the “Liquidation Amount”) as the holder of the Series F-2 Preferred Share (which shall be deemed to represent Deemed Shares), pursuant to section 2 of Exhibit A to the Memorandum and Articles.

(b) Unless otherwise agreed by Baidu in writing,

(i) if the Liquidation Amount (calculated by using the Deposit Exchange Rate) is not higher than or is equal to the U.S. dollars equivalent of the outstanding amount of the Deposit, then the Deposit Receiver shall, and the Company and the Founder shall cause the Deposit Receiver to, refund to the Deposit Provider that portion of the outstanding amount of the Deposit, equal to the Liquidation Amount (calculated by using the Deposit Exchange Rate), on the date when the Liquidation Amount is payable under the Memorandum and Articles. The afore-mentioned refunding, once completed, shall extinguish the right of Baidu to receive the Liquidation Amount by reason of its ownership of one (1) Series F-2 Preferred Share, under the Memorandum and Articles and upon completion of the afore-mentioned refunding, Baidu shall cause the Deposit Provider to waive the obligation of the Deposit Receiver under the Deposit Agreement to repay the remaining portion of the outstanding amount of the Deposit; and

(ii) if the Liquidation Amount (calculated by using the Deposit Exchange Rate) is higher than the outstanding amount of the Deposit, then on the date when the Liquidation Amount is payable under the Memorandum and Articles, (x) the Deposit Receiver shall, and the Company and the Founder shall cause the Deposit Receiver to, refund to the Deposit Provider the outstanding amount of the Deposit; and (y) the Company shall pay to Baidu, the Liquidation Amount, in accordance with the Memorandum and Articles, provided that the Company shall be entitled to deduct from the Liquidation Amount the U.S. dollars equivalent of the aforementioned refunding if completed (calculated by using the Deposit Exchange Rate). Upon completion of the afore-mentioned refunding, the Deposit Receiver shall be deemed as having fully performed its obligation under the Deposit Agreement to repay the outstanding amount of the Deposit.

(c) If the rights, preferences, privileges and powers, and restrictions provided for the benefit, of the Series F-2 Preferred Share or the holder thereof in relation to a Liquidation Event under the Shareholders Agreement and the Memorandum and Articles are unenforceable or cannot be achieved due to the statutory requirements under any applicable Laws, any Warrant Holder that is an Affiliate of Baidu shall be entitled to request the Company to, (i) issue the relevant number of Warrant Shares to it by paying the relevant Warrant Exercise Price (subject to adjustments as described in section 2.4 of the Share Purchase Agreement) in the form of issuing a promissory note at nil consideration and free of any interest to the Company in accordance with section 2.4 of the Share Purchase Agreement, and (ii) pay the applicable Liquidation Amount determined in accordance with section 2 of Exhibit A to the Memorandum and Articles in respect of each such Warrant Share held by such Warrant Holder. And, in this case, Section 12.6(b) shall be applied mutatis mutandis, provided that the U.S. dollars equivalent of the above-mentioned refunding that the Company shall be entitled to deduct from the Liquidation Amount as mentioned above shall be deemed to be the principal amount of the promissory note (subject to adjustments as described in section 2.4 of the Share Purchase Agreement) issued by the relevant Warrant Holder to the Company under section 2.4 of the Share Purchase Agreement, and upon such deduction, the afore-mentioned principal amount shall be deemed as having been fully paid by the relevant Warrant Holder.

(d) To the extent permissible by applicable Laws, each Group Company shall carry out, and all the Shareholders shall assist in good faith in the carrying out of, the foregoing actions, including without limitation, executing and taking any and all such documents and actions as may be necessary or appropriate to effect such actions.

(e) Upon the liquidation of the Deposit Receiver under PRC law, unless such liquidation would constitute a Trade Sale, then, (a) Baidu shall procure the Deposit Provider to waive the Deposit Receiver’s obligation to repay any outstanding amount of the Deposit under the Deposit Agreement and release the Deposit Receiver from any liabilities that may arise in connection therewith; and (b) simultaneously with the afore-mentioned waiver, the Warrant Per-Share Exercise Price (as defined in the Share Purchase Agreement) for the Warrant Shares (other than those Warrant Shares which have issued upon exercise of the Warrant) shall be adjusted and reduced automatically to, and be deemed to be, the par value thereof.

12.7 Notwithstanding to the contrary herein or under any other Transaction Document, the Series F-2 Preferred Share shall not be Transferred to any Person that is not an Affiliate of Baidu without the prior written consent of the Investors. Upon the earliest of:

(a) forfeiture of all the Warrant Shares by the Company in accordance with section 2.3(iv) of the Share Purchase Agreement, if Baidu or its Affiliate fails to make full payment of the Warrant Aggregate Exercise Price to the Company, upon full repayment of the Deposit by the Deposit Receiver in accordance with the Share Purchase Agreement or the Deposit Agreement;

(b) issuance of all the Warrant Shares by the Company upon exercise of the Warrant in full in accordance with the terms thereunder;

(c) repayment in full by Deposit Receiver of the outstanding amount of the Deposit to the Deposit Provider upon expiry of the Warrant in accordance with the terms thereof;

(d) the Warrant has been transferred or assigned in full to any Person that is not an Affiliate of Baidu; or

(e) upon the issuance of the Warrant Shares in accordance with Section 12.5(c) or 12.6(c),

Baidu shall surrender, or shall procure the surrender of, the Series F-2 Preferred Share to the Company at no consideration, provided that the Company shall be entitled to forfeit such Series F-2 Preferred Share held by Baidu or any of its Affiliates in this case.

12.8 Each Warrant Holder agrees to be bound by this Agreement and shall comply with all obligations and restrictions applicable to a Shareholder holding the Shares for which the Warrant held by such Warrant Holder is exercisable as if all such Shares had been issued to such Warrant Holder in accordance with the terms of the Warrant.

13. Governing Law and Dispute Resolution.

13.1 Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of Laws thereunder.

13.2 Dispute Resolution.

(a) In the event the parties hereto are unable to settle a dispute between them regarding this Agreement through friendly negotiation, such dispute shall be referred to and finally settled by arbitration in English at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (“HKIAC Rules”) in effect when the arbitration notice is submitted in accordance with the HKIAC Rules, before one arbitrator to be appointed according to the HKIAC Rules.

(b) Notwithstanding anything in this Agreement or in the HKIAC Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Investor unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Investor or its Affiliates to conduct its respective business operations or to make or dispose of any other investments.

(c) The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

14. Tax Matters.

14.1 Not U.S. Person. Each Shareholder (other than Baidu, Goldman Sachs, Tencent and CTG) represents and warrants that it both (i) is not a United States person, and (ii) is not owned, wholly or in part, directly or indirectly, by any United States person. Each Shareholder (other than Baidu, Goldman Sachs, Tencent and CTG) shall provide prompt written notice to the Company, and the Company shall in turn provide prompt written notice to the Investors, of the extent of any subsequent change.

14.2 Tax Covenants. The Company covenants that:

(a) the Company shall not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not, except as provided below, elect to be treated as an entity other than a corporation for U.S. federal income tax purposes;

(b) upon written notification by Goldman Sachs to the Company that one or more Group Companies should elect to be classified as a partnership or disregarded entity for U.S. federal income tax purposes (an “Election”), the Company shall make, or shall cause to be made, the relevant Election by filing or causing to be filed Internal Revenue Service (“IRS”) Form 8832 (or any successor form) with respect to the relevant Group Company or Companies;

(c) the Company shall not permit any Election to be terminated or revoked without the written consent of Goldman Sachs;

(d) the Company and each Group Company will use commercially reasonable efforts to avoid classification as a passive foreign investment company (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) for any year;

(e) the Company and each Group Company in consultation with a “Big Four” accounting firm may determine each year whether or not it is likely to become a PFIC, and shall notify each U.S. Investor of this determination within forty-five (45) days at the end of each taxable year;

(f) the Company agrees, at the Company’s expense, to make available to any U.S. Investor upon request, all information that the Group Company used to determine whether or not it is or is not likely to be a PFIC;

(g) upon a determination by the Company that a Group Company is likely to become a PFIC, the Company and the relevant Group Company shall provide to the U.S. Investors within forty-five (45) days at the end of each taxable year, at the Company’s expense, all information reasonably available to the Company and the relevant Group Company to permit such U.S. Investors to:

(i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination, and

(ii) make any election (including a “qualified electing fund” election under Section 1295 of the Code) with respect to the Company and the relevant Group Company and comply with any reporting or other requirements incidental to such election;

(h) if the Company determines that a Group Company is a PFIC for a particular year, the Company and the relevant Company shall, at the Company’s expense, timely provide each U.S. Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) in form substantially identical to Schedule XII for such year and for each year thereafter and otherwise comply with applicable Treasury Regulation requirements;

(i) the Company will promptly notify the U.S. Investors of any assertion by the IRS that any Group Company is or is likely to become a PFIC;

(j) furnish to each U.S. Investor within forty-five (45) days at the end of each taxable year, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of such U.S. Investor arising from its investment in the Company and relating to any Group Company’s classification as a controlled foreign corporation (a “CFC”) within the meaning of Section 957 of the Code;

(k) use commercially reasonable efforts to avoid generating for any taxable year in which a Group Company is a CFC, amounts includible in the income of a U.S. Investor or U.S. Shareholder pursuant to Section 951 of the Code;

(l) if the Company becomes aware that a Group Company has become a CFC or has ceased to be a CFC, the Company will provide prompt written notice to the U.S. Investors;

(m) upon the written request of a U.S. Investor, promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such U.S. Investor to determine whether any Group Company is a CFC;

(n) meet all payment, withholding, and all other Tax compliance obligations (including with respect to transfer pricing and evidentiary requirements for transfer pricing), in all material respects, as required under the Laws of the jurisdictions where the Group Company operates;

(o) at all times deal at arm’s length with any other Group Company;

(p) retain a “Big Four” accounting firm to handle all of its tax compliance matters in all jurisdictions where the Group Company operates, including with respect to the obligations of each Group Company under paragraphs (d) to (m);

(q) conduct business so that it does not have a trade or business, agency, branch or a permanent establishment outside its country of incorporation;

(r) refrain from entering into tax sharing agreements or otherwise guarantee another person’s liability with respect to Taxes, and refrain from extending any applicable statute of limitations period in respect of Taxes, without the written consent of Goldman Sachs; and

(s) the Company and each Group Company will provide to Goldman Sachs any other information that has not otherwise been described in this Section 14 reasonably necessary for the preparation of income Tax returns of any kind whatsoever.

14.3 Termination. The provisions under this Section 14 shall terminate upon consummation of the Qualified IPO.

15. Miscellaneous.

15.1 Status. Each Party who is an Individual hereby represents and warrants to each of the other parties hereto that (i) he or she is not a minor, and is of full age and sound mind; (ii) he or she is a citizen of such nationality, and is resident and domiciled in such locations as set forth against his or her signature to this Agreement; (iii) he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of the transactions contemplated hereby and under the Transaction Documents; (iv) he or she has been given a copy of the Transaction Documents, is knowledgeable regarding the structure of the transactions contemplated under the Transaction Documents including but not limited to the basis and purpose of each of the Transaction Documents to which he or she is a party and the transactions contemplated thereby and the roles of each of the respective parties thereto, and further acknowledges that the structure of the transactions contemplated under the Transaction Documents and the entry into the related Transaction Documents is reasonable, customary in transactions of this type, is beneficial to such Individual, accords with the intentions and objectives of such Individual and is necessary for the equity invested by the Investors and the fulfilment of the purposes thereof as described in Transaction Documents; (v) he or she fully understand all of the terms, conditions, restrictions and provisions set forth in Section 5, Section 6, Section 7 and Section 8; and (vi) no Individual has been induced to engage in the transactions contemplated under the Transaction Documents nor enter into any Transaction Documents by means of any fraud, manipulation, legal manufacturing, fiction, fabrication or other deceptive means.

15.2 Entire Agreement. This Agreement and the other Transaction Documents (including all the schedules and exhibits hereto and thereto) constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof, including the Existing Shareholders Agreement.

15.3 Use of Name and Logo. Notwithstanding any other provision of this Agreement to the contrary, the Parties acknowledge and agree that, without the prior written consent of Kwai, and whether or not Kwai is then shareholder of the Company, the Parties hereto (excluding Kwai) shall not, and shall procure their respective directors, officers, employees, agents, advisors and representatives not to (a) use any name, trademark, tradename, or logo of Kwai or any of its Affiliates, including, without limitation, “Kuaishou,” “Kuai,” “Kwai,” or “快手” and any permutation thereof, in any manner or format (including reference on or links to websites, press releases, etc.), or (b) issue any statement or communication to any third party (other than to their legal, accounting and financial advisors, and other than to directors, officers, employees, members, partners and existing or potential investors or acquirers under a duty of confidentiality) regarding Kwai’s investment in the Company. Without the prior written consent of Baidu, and whether or not Baidu is then a Shareholder of the Company, none of the Parties hereto (excluding Baidu) shall use, publish or reproduce the name, similar names, trademarks or logos of Baidu or any of its Affiliates (collectively, “Baidu Group”), or refer any of the Baidu Group, directly or indirectly, in connection with Baidu Group’s relationship with the Group Companies or otherwise, in each case in any manner, context or format (including without limitation, links to websites, press or news releases, marketing materials, social media or otherwise). Without the prior written consent of Tencent, and whether or not Tencent is then a Shareholder of the Company, none of the Parties hereto (excluding Tencent) shall use, publish or reproduce the name, similar names, trademarks or logos of Tencent or any of its Affiliates (collectively, “Tencent Group”), or refer any of the Tencent Group, directly or indirectly, in connection with Tencent Group’s relationship with the Group Companies or otherwise, in each case in any manner, context or format (including without limitation, links to websites, press or news releases, marketing materials, social media or otherwise). Each Party agrees that it will not, without the prior written consent of Goldman Sachs, in each instance, (a) use in advertising, publicity, or otherwise the name of Goldman, Sachs & Co. LLC or any of its Affiliates, or any partner or employee of Goldman Sachs or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman, Sachs & Co. LLC or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by such Party has been approved or endorsed by Goldman Sachs or any of its Affiliates. The Party further agrees that it shall obtain the written consent from Goldman Sachs prior to such Party’s issuance of any public statement detailing the participation of Goldman Sachs in the transactions contemplated in the Transaction Documents.

15.4 Business Cooperation with the Strategic Investors. Notwithstanding anything to the contrary in this Agreement and other Transaction Documents and unless otherwise specified in business co-operation agreement between the Company and any of the Strategic Investors and/or their respective Affiliates, the Company and each of the Strategic Investors hereby agree and covenant to each other that, (i) with respect to any business cooperation or arrangement between the Company and any of the Strategic Investors and/or their respective Affiliates, the Company and/or its Affiliates agree to offer to each Strategic Investor or its respective Affiliates, terms and conditions no less favorable than those granted to similar business partners; and (ii) neither the Company nor any of its Affiliates shall enter into any business cooperation or arrangement with any third party which would restrict, prohibit or otherwise jeopardize the bona fide cooperation between the Company and any of the Strategic Investors and/or any of their respective Affiliates. For the purpose of this Section 15.4, an “Affiliate” of a Strategic Investor shall mean any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Strategic Investor.

15.5 Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects save in respect of the Company where any the terms of this Agreement shall prevail in respect of the Shareholders only but not the Company, the Parties (or, in respect of the Company, the Shareholders only) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties (or, in respect of the Company, the Shareholders only) hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

15.6 Incorporation of Exhibit to the Articles. Exhibit A to the Memorandum and Articles shall be incorporated by reference into this Agreement and shall be enforceable as if such provisions were part of this Agreement. All the Parties agree that in the event of liquidation of the Company or redemption of the Company’s Preferred Shares, in order to assure the realization of an Investor’s liquidation rights under section 2 of Exhibit A to the Memorandum and Articles or redemption rights under section 3 of Exhibit A to the Memorandum and Articles, upon the requests of the Majority Preferred A Holders, the Majority Preferred B Holders, the Majority Preferred C Holders, the Majority Preferred D Holders, the Majority Preferred E Holders or the Majority Preferred F Holders, as applicable, any portion or all of the assets, properties, business, shares, equity interests of any of the Group Companies (for the avoidance of doubt, excluding the Shares of the Company held by the Investors) shall be sold or otherwise disposed and any and all proceeds from such sale or disposition shall flow or be transferred to the Company, which shall only be used for satisfying such Investor’s interests and rights under the liquidation rights or redemption rights. All Parties shall take any and all actions reasonably requested by the Investors to enforce the immediately previous sentence in this Section 15.6.

15.7 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of the Shares, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of the Shares by such subdivision, combination or share dividend.

15.8 Notices. Any notice required pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule X or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties given in accordance with this Section 15.8. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.

15.9 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions.

15.10 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement.

15.11 Termination. This Agreement shall terminate upon a liquidation, winding up or dissolution of the Company, or with respect to any Investor if such Investor no longer owns any Equity Securities of the Company. For the avoidance of any doubt, in the event this Agreement terminates upon a liquidation, winding up or dissolution, all assets and funds of the Company legally available for distribution to the Shareholders of the Company shall be distributed pursuant to Memorandum and Articles. For the purposes of the Qualified IPO only, if required by the applicable Laws or the approval authorities, the Investors may waive the preferences or privileges of the Preferred Shares, provided however that if the Qualified IPO fails to occur within twelve (12) months thereafter, each of the Investors shall be automatically restored to its respective original positions under the original terms in respect of such preferences or privileges of the Preferred Shares immediately prior to the waiver of such preferences or privileges, and each of the Founder, the Co-Founders, the Key Persons and the Restricted Shareholders shall be obliged to do all such necessary acts to realize such restoration of the original positions of the Investors.

15.12 Amendments. Any term of this Agreement may be amended or waived, only with the written consents of the Company, the Majority Preferred A Holders, the Majority Preferred B Holders, the Majority Preferred C Holders, the Majority Preferred D Holders, the Majority Preferred E Holders and the Majority Preferred F Holders, provided, that (1) any amendment or waiver that adversely affects any of the Investors holding the same class of Preferred Shares in a manner different from the other Investors shall require the consent of such Investor, and that any Investor may waive, solely with respect to itself, any right, power, privilege or benefit granted for such Investor’s benefit without the consent of any other Parties to this Agreement; and (2) any amendment to or deletions of this Section 15.12 or Sections 5.5(c), 5.5(d), 7.3, 10.1, 10.2, 13.1, 13.2, 14.1, 14.2, 15.1, 15.3, 15.16, 15.17, 15.18, or 15.21 shall also require the consent of Goldman Sachs, to the extent such amendment and deletion of the aforesaid Sections negatively affect Goldman Sachs’ interests and rights. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties hereto.

15.13 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction. Without prejudice to the foregoing, if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid, illegal or unenforceable under any such applicable Law in any jurisdiction, then a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

15.14 Independent Nature of Investor Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Investor pursuant hereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby. Goldman Sachs and/or its Affiliates, acting through its Asian Special Situations Group of the Securities Division, has been acting to date, and will continue to act, solely as an arm’s length counterparty to the other Parties in connection with the transactions contemplated under the Transaction Documents.

15.15 Waiver. Any waiver must be in writing and shall be effective only to the extent specifically set forth in such writing and shall be made in accordance with Section 15.12.

15.16 No Fiduciary Duty. The Parties hereto acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create a fiduciary duty of Goldman, Sachs & Co. LLC or any of its Affiliates to any of the Group Companies or any of its shareholders. Goldman Sachs has no advisory, suitability or other liability to any other Party and has not provided, and will not provide, any advice or services to any such Party in connection with the transactions contemplated under the Transaction Documents.

15.17 Investment Banking Services. Notwithstanding anything to the contrary herein or in the other Transaction Documents or any actions or omissions by representatives of Goldman, Sachs & Co. LLC or any of its Affiliates in whatever capacity, including as an observer to the Board, it is understood that neither Goldman, Sachs & Co. LLC nor any of its Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

15.18 Exculpation among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company, the Founder, the Co-Founders, the Key Persons, the Registered Co-Founder Vehicle Holders and their respective officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no other Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any other Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions contemplated hereby.

15.19 Headings and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.20 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, PDF, e-mailed or other electronic copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

15.21 Confidentiality and Non-Disclosure.

(a) Disclosure of Terms. The terms and conditions of this Agreement, the other Transaction Documents and all exhibits and schedules attached hereto and thereto (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

(b) Press Releases, Etc. No announcement regarding any confidential information (including the existence of, and terms of this Agreement) shall be made in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public without mutual written consents of both the Company and the Investors. No use of the name of Goldman, Sachs & Co. LLC, Goldman Sachs or any Affiliate of Goldman Sachs may be made by any Party hereto without the prior written consent of Goldman Sachs.

(c) Permitted Disclosures. Notwithstanding the foregoing,

(i) any party may disclose any confidential information to its Affiliates and its and their respective directors, officers, employees, current or bona fide prospective partners, co-investors, investors, financing sources, transferees, investment bankers, lenders, business partners, accountants, attorneys, representatives or advisors who need to know such information, in each case as any party deems appropriate and only where such Persons or entities are under appropriate nondisclosure obligations; without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors;

(ii) any party may disclose any confidential information pursuant to any law, regulation, legal process, subpoena, civil investigative demand (or similar process), order, statute, rule, request or other legal or similar requirement made, promulgated or imposed by a court or by a judicial, governmental, regulatory, self-regulatory (including stock exchange) or legislative body, organization, commission, agency or committee or otherwise in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or documents);

(iii) any Disclosing Party may disclose any confidential information as required or requested to be disclosed to any Governmental Authority, in each case as such Disclosing Party deems appropriate;

(iv) each Series F Investor and the Company may disclose the Series F Investors’ investments in the Company to third parties or to the public in a press release, conference, advertisement, announcement, professional or trade publication which is mutually agreed by the Series F Investors and the Company in substance; and

(v) any party may disclose confidential information provided that the party providing such confidential information has given its approval in writing.

(d) Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws and regulations) to disclose the existence of this Agreement or any of the Financing Terms in contravention of the provisions of this Section 15.21, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact, to the extent such notice is permissible under applicable Laws, so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. The Disclosing Party shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

(e) Tax. Subject to Section 15.21(a) through Section 15.21(d) above, Goldman Sachs (and any director, officer, employee, agent, consultant, and professional adviser of Goldman Sachs) may disclose to any and all such persons the Tax treatment and Tax structure of the transactions described herein and all materials of any kind (including Tax opinions or other Tax analyses) that are provided to Goldman Sachs relating to such Tax treatment or Tax structure, provided that, for avoidance of doubt, any information so disclosed shall remain subject to the confidentiality provisions set forth in this Section 15.21. “Tax structure” is limited to any facts relevant to the U.S. federal or state income Tax treatment of the transactions described herein but does not include information relating to the identity of the issuer of the securities, the issuer of any assets underlying the securities, or any of their respective affiliates that are offering the securities.

15.22 Specific Performance. Each of the Parties hereto acknowledge and agree that a breach of this Agreement would cause irreparable damage to each Investor and that each Investor will not have an adequate remedy at Law. Therefore, the obligations of the Parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

15.23 Effectiveness. This Agreement shall become effective and binding on each of the Parties from the Closing.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Zhihu Technology Limited

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Director

Zhihu Technology (HK) Limited

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Director

Zhizhe Sihai (Beijing) Technology Co., Ltd. 智者四海(北京)技术有限公司

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Beijing Zhihu Technology Co., Ltd. 北京智者天下科技有限公司

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Zhizhe Information Technology and Service Chengdu Co., Ltd. 知者信息技术服务成都有限公司

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Beijing Zhihu Network Technology Co., Ltd. 北京知乎网技术有限公司

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Chengdu Zhizhe Wanjuan Technology Co., Ltd. 成都知者万卷科技有限公司

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Tianjin Zhizhe Wanjuan Culture Co., Ltd. 天津知者万卷文化有限公司

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Jingzhun Huinong (Beijing) Network Technology Co., Ltd. 精准惠农(北京)网络科技有限公司

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Beijing Leimeng Shengtong Culture Development Co., Ltd. 北京雷盟盛通文化发展有限公司

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Beijing Shishuo Xinyu Technology Co., Ltd. 北京视说新语科技有限公司

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

ZHOU Yuan (周源)

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)

Zhihu Holdings Inc

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Director

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

BAI Jie (白洁)

By:	/s/ BAI Jie
Name:	BAI Jie (白洁)

Sylvia Global Limited

By:	/s/ BAI Jie
Name:	BAI Jie (白洁)
Title:	Director

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

LI Dahai (李大海)

By:	/s/ LI Dahai
Name:	LI Dahai (李大海)

Sea & Sandra Global Limited

By:	/s/ LI Dahai
Name:	LI Dahai (李大海)
Title:	Director

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Mohan Global Ltd.

By:	/s/ LI Shenshen
Name:	LI Shenshen (李申申)
Title:	Director

LI Shenshen (李申申)

By:	/s/ LI Shenshen
Name:	LI Shenshen (李申申)

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Besixdouze Limited

By:	/s/ HUANG Jixin
Name:	HUANG Jixin (黄继新)
Title:	Director

HUANG Jixin (黄继新)

By:	/s/ HUANG Jixin
Name:	HUANG Jixin (黄继新)

LI Linda Zhixing

By:	/s/ LI Linda Zhixing
Name:	LI Linda Zhixing

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Amon Global Ltd.

By:	/s/ ZHANG Liang
Name:	ZHANG Liang (张亮)
Title:	Director

ZHANG Liang (张亮)

By:	/s/ ZHANG Liang
Name:	ZHANG Liang (张亮)

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

SHAO Zhong (邵忠)

By:	/s/ SHAO Zhong
Name:	SHAO Zhong (邵忠)

Modern Code Limited

By:	/s/ SHAO Zhong
Name:	SHAO Zhong (邵忠)
Title:	Director

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Innovation Works Holdings Limited

By:	/s/ Kai-Fu Lee
Name:	Kai-Fu Lee
Title:	Authorized Signatory

Innovation Works Development Fund, L.P.

By:	/s/ Kai-Fu Lee
Name:	Kai-Fu Lee
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

YANG Dong (羊东)

By:	/s/ YANG Dong
Name:	YANG Dong (羊东)

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

QIMING VENTURE PARTNERS III, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP III, L.P. a Cayman Islands exempted limited partnership

Its:	General Partner

	By:	QIMING CORPORATE GP III, LTD. a Cayman Islands corporation

	Its:	General Partner

	By:	/s/ Ryan Baker
	Its:	Managing Director

QIMING MANAGING DIRECTORS FUND III, L.P., a Cayman Islands exempted limited partnership

	By:	QIMING CORPORATE GP III, LTD., a Cayman Islands corporation

	By:	/s/ Ryan Baker
	Its:	Managing Director

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

QIMING VENTURE PARTNERS III ANNEX FUND, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP III, L.P. a Cayman Islands exempted limited partnership

Its:	General Partner

	By:	QIMING CORPORATE GP III, LTD. a Cayman Islands exempted company

	Its:	General Partner

	By:	/s/ Ryan Baker
	Its:	Authorized Signatory

Signing Location: Bellevue, WA USA

Signature of Witness:	/s/ Jill Calvo

Name of Witness:	Jill Calvo

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

LONG GREAT HOLDINGS LIMITED
(偉朗控股有限公司)

By:	/s/ XU Xiao Ping
Name:	XU Xiao Ping
Title: Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Longling Capital Ltd

By:	/s/ CAI Wensheng
Name:	CAI Wensheng
Title: Director

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

SAIF IV Mobile Apps (BVI) Limited

By:	/s/ Andrew Y Yan
Name:	Andrew Y Yan
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Dandelion Investment Limited

By:	/s/ MA Huateng
Name:	MA Huateng (马化腾)
Title:	Authorized Signatory

Image Frame Investment (HK) Limited

By:	/s/ MA Huateng
Name:	MA Huateng (马化腾)
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Sogou Technology Hong Kong Limited

By:	/s/ Company Seal
Name:
Title: Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

CTG Evergreen Investment XX Limited

By:	/s/ XU Xin
Name:	XU Xin
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

STAR WINNER LIMITED

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Advantech Capital II Zhihu Partnership L.P.

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Sunshine Life Insurance Corporation Limited (阳光人寿保险股份有限公司)

By:	/s/ Company Seal
Name:
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Infinite Lighthouse L.P.

By:	/s/ Ji Xing
Name:	Ji Xing
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Joyful Investment Cayman Limited

By:	/s/ Authorized Signatory
Name:
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Mercer Investments (Singapore) Pte. Ltd.

By:	/s/ Tan Ching Check
Name:	Tan Ching Check
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Oceanpine Capital Inc.

By:	/s/ Company Seal
Name:
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Fresco Mobile Limited

By:	/s/ LIANG Zhixiang
Name:	LIANG Zhixiang (梁志祥)
Title:	Authorized Signatory

Signature Page to Sixth Amended and Restated Shareholders Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT on the date first above written.

Cosmic Blue Investments Limited 廣海投資有限公司

By:	/s/ Su Hua
Name:	Su Hua (宿华)
Title:	Director

Signature Page to Sixth Amended and Restated Shareholders Agreement

SCHEDULE I

List of the Co-Founders

(1)	LI Shenshen (李申申), the sole shareholder of Mohan Global Ltd.

(2)	HUANG Jixin (黄继新), whose wife, LI Linda Zhixing, being the sole shareholder of Besixdouze Limited

(3)	ZHANG Liang (张亮), the sole shareholder of Amon Global Ltd.

SCHEDULE II-A

List of the Restricted Shareholders

(1)	Zhihu Holdings Inc (“Zhihu BVI”), a company incorporated under the Laws of British Virgin Islands held by ZHOU Yuan (周源);

(2)	Amon Global Ltd., a company incorporated under the Laws of Seychelles held by ZHANG Liang (张亮);

(3)	Besixdouze Limited, a company incorporated under the Laws of Seychelles held by LI Linda Zhixing, HUANG Jixin (黄继新)’s spouse;

(4)	Mohan Global Ltd., a company incorporated under the Laws of Seychelles held by LI Shenshen (李申申);

(5)	Sylvia Global Limited, a company incorporated under the Laws of Seychelles held by BAI Jie (白洁);

(6)	Sea & Sandra Global Limited, a company incorporated under the Laws of Seychelles held by LI Dahai (李大海).

SCHEDULE II-B

(7)	Modern Code Limited (“MCL”), a company incorporated under the Laws of British Virgin Islands held by SHAO Zhong (邵忠);

(8)	Innovation Works Holdings Limited (“IW”);

(9)	YANG Dong (羊东);

(10)	SHAO Zhong (邵忠).

SCHEDULE II-C

List of the Registered Co-Founder Vehicle Holder

LI Linda Zhixing, the sole shareholder of Besixdouze Limited

SCHEDULE III

List of the Series A Investors

(1)	Qiming Venture Partners III, L.P. (“QMVP”)

(2)	Qiming Managing Directors Fund III, L.P. (“QMMD”)

(3)	Innovation Works Development Fund, L.P. (“IWDF”)

(4)	LONG GREAT HOLDINGS LIMITED (偉朗控股有限公司)

(5)	Longling Capital Ltd

Schedule IV

List of the Series B Investors

(1)	SAIF IV Mobile Apps (BVI) Limited (“SAIF”)

(2)	QMVP

(3)	QMMD

(4)	IWDF

Schedule V

List of the Series C Investors

(1)	Dandelion Investment Limited (“Dandelion”)

(2)	Sogou Technology Hong Kong Limited (“Sogou”)

(3)	IWDF

(4)	Qiming Venture Partners III Annex Fund, L.P. (“Qiming Annex Fund”, collectively with QMVP and QMMD, “Qiming”)

(5)	SAIF

Schedule VI

List of the Series D Investors

(1)	CTG Evergreen Investment XX Limited (“CTG”)

(2)	Dandelion

(3)	Sogou

(4)	Qiming Annex Fund

(5)	SAIF

(6)	IWDF

List of the Series D1 Investors

(1)	STAR WINNER LIMITED (“Huaxing”)

(2)	Image Frame Investment (HK) Limited (collectively with Dandelion, “Tencent”)

(3)	Sogou

(4)	Qiming Annex Fund

(5)	SAIF

Schedule VII

List of the Series E Investors

(1)	Advantech;

(2)	Sunshine Life Insurance Corporation Limited (阳光人寿保险股份有限公司) (“Sunshine Insurance”);

(3)	Image Frame Investment (HK) Limited;

(4)	Infinite Lighthouse L.P. (“Lighthouse”);

(5)	Joyful Investment Cayman Limited;

(6)	CTG;

(7)	Goldman Sachs;

(8)	Oceanpine Capital Inc.

Schedule VIII

List of the Series F Investors

(1)	Kwai

(2)	Baidu;

(3)	CTG;

(4)	Image Frame Investment (HK) Limited.

Schedule IX-A

List of the Restricted Persons of Tencent

****************

Schedule IX-B

List of the Restricted Persons of Baidu and

the Company

****************

Schedule IX-C

List of the Restricted Persons of Kwai

****************

Schedule X

Address for Notices

If to the Group Companies, the Restricted Shareholders, the Key Persons, the Shareholders and Parties not otherwise listed below:

Address:	北京市海淀区学院路甲5号768创意园 A座西区3-010，邮编：100083
Tel:	******************
Attention:	******************
Email:	******************

If to Qiming:

Address:	11400 SE Sixth Street, Suite 100 Bellevue, Washington 98004
Phone:	******************
Attention:	******************
Email:	******************

with a copy to:

Unit 13-17, 24/F, CWTC Tower1,
NO.1Jianguomenwai Street,
Beijing, China 100004,

Tel:	******************
Fax:	******************
Attention:	******************

If to IW and IWDF:

Address:	北京海淀区北四环西路66号第三极大厦B座18层，邮编：100080
Tel:	******************
Attention:	******************
Email:	******************

If to SAIF and YANG Dong (羊东):

Address:	Suites 2516-2520, Two Pacific Place, 88 Queensway, Hong Kong
Tel:	******************
Attention:	******************
Email:	******************

If to Tencent:

c/o Tencent Holdings Limited
Level 29, Three Pacific Place
1 Queen’s Road East
Wanchai, Hong Kong

Attention:	******************
Email:	******************

with a copy to:

Tencent Building, Keji Zhongyi Avenue,
Hi-tech Park, Nanshan District,
Shenzhen 518057, PRC

Attention:	******************
Email:	******************

If to Sogou:

Address:	Sohu.com Internet Plaza, No.1 Park, Zhongguancun East Road, Haidian District, Beijing 100084, P. R. China
Tel:	******************
Attention:	******************
Email:	******************

If to CTG:

Address:	Unit 908. Level 9, Cyberport 2, 100 Cyberport Road, Hong Kong (香港数码港道100号数码港2座9楼908室)
Tel:	******************
Attention:	******************
Email:	******************

If to Huaxing:

Address:	Pacific Century Place, Gate 1, Space 8, 2A Workers’ Stadium North Road, Chaoyang District, Beijing 100027, China
Tel:	******************
Attention:	******************
Email:	******************

If to Advantech:

Address:	Suites 1702-03, 17/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong
Tel:	******************
Attention:	******************
Email:	******************

If to Sunshine Insurance:

Address:	15F, West Tower, World Financial Center Dong San Huan Zhong Lu No. 1, Chaoyang District, China
Tel:	******************
Attention:	******************
Email:	******************

If to Lighthouse:

Address:	Room 3801, 88 Yinchengzhong Road, Pudong New District, Shanghai
Tel:	******************
Attention:	******************
Email:	******************

If to Joyful Investment Cayman Limited:

c/o: 28/F, CITIC Tower, 1 Tim Mei Avenue, Central, Hong Kong SAR

Attention:	******************
Email:	******************

If to Goldman Sachs:

Address: 1 Raffles Link, #07-01, One Raffles Link, Singapore 039393
c/o Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong

Attn: ******************
Tel: ******************
Email: ******************

If to Oceanpine Capital Inc.:

Address:	19F, Tower H, Phoenix Place, A5 ShuGuangXiLi, Chaoyang Dist., Beijing
Tel:	******************
Attention:	******************
Email:	******************

If to Kwai:

Address:	No.6, Shangdi West Road, Haidian District, Beijing, P.R. China
Tel:	86 - 15811470856
Attention:	******************
Email:	******************

If to Baidu:

Address:	北京市海淀区上地十街百度大厦F7 AC118
Tel:	******************
Attention:	******************
Email:	******************

Schedule XI

Key Employees

Name	Passport / PRC ID No.	Title
周源	***********	CEO

白洁	***********	SVP

李大海	***********	SVP

孙伟	***********	CFO

高强	***********	Commercial Advertisement VP

李大任	***********	Technology VP

张宁	***********	Strategy VP

张荣乐	***********	Knowledge Realization VP

段晓庆	***********	Human Resources VP

Schedule XII

PFIC ANNUAL INFORMATION STATEMENT

[Must be signed by an authorized representative of the Company]

PFIC Annual Information Statement pursuant to U.S. Treasury Regulation § 1.1295-1(g).

_________________________ (the “Company”) hereby represents that:

1.	This PFIC Annual Information Statement applies to the Company’s taxable year beginning on ________ and ending on _________.

2.

The pro rata shares of the Company’s ordinary earnings and net capital gain attributable to the U.S. Shareholder (directly or indirectly through any other entity that holds the investment in the Company) for the taxable year specified in paragraph (1) are:

Ordinary Earnings: $_____________

Net Capital Gain: $______________

3.

The amount of cash and the fair market value of other property distributed or deemed distributed by the Company to the U.S. Shareholder during the taxable year specified in paragraph (1) are as follows:

Cash: $_______________________________________

Fair Market Value of Property: $___________________

4.

The Company will permit the U.S. Shareholder to inspect the Company’s permanent books of account, records, and such other documents as may be maintained by the Company that are necessary to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. Federal income tax principles, and to verify these amounts and the U.S. Shareholders direct or indirect pro rata shares thereof.

By:
Title:
Date: